                                   EXHIBIT 1

______________________________________________________________________________

______________________________________________________________________________


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                         BEACH ACQUISITION CORPORATION

                                      and

                                GLOBALINK, INC.

                              DATED: JULY 20, 1998


______________________________________________________________________________

______________________________________________________________________________


--------------------------------------------------------------------------------
Agreement and Plan of Merger
Execution Copy

                               TABLE OF CONTENTS

ARTICLE I THE MERGER............................................................  1

1.1 The Merger..................................................................  1
1.2 The Closing.................................................................  1
1.3 Actions at the Closing......................................................  2
1.4 Additional Actions..........................................................  2
1.5 Conversion of Shares........................................................  2
1.7 Exchange of Shares..........................................................  3
1.8 Dividends...................................................................  4
1.9 Convertible Securities......................................................  5
1.10 Certificate of Incorporation...............................................  7
1.11 Bylaws.....................................................................  7
1.12 Directors and Officers.....................................................  7
1.13 No Further Rights..........................................................  7
1.14 Closing of Transfer Books..................................................  7
1.15 Tax Consequences...........................................................  7
1.16 Rule 145...................................................................  7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................  8

2.1 Organization and Qualification of the Company...............................  8
2.2 Capitalization..............................................................  8
2.3 Subsidiaries................................................................  9
2.4 Authorization of Transaction................................................  9
2.5 Present Compliance with Obligations and Laws................................ 10
2.6 No Conflict of Transaction With Obligations and Laws........................ 10
2.7 Reports and Financial Statements............................................ 11
2.8 Absence of Undisclosed Liabilities.......................................... 11
2.9 Absence of Certain Changes.................................................. 12
2.10 Payment of Taxes........................................................... 13
2.11 Title to Properties; Liens; Condition of Properties........................ 14
2.12 Inventories; Collectibility of Accounts Receivable......................... 14
2.13 Intellectual Property Rights............................................... 15
2.14 Contracts and Commitments.................................................. 16
2.15 Labor and Employee Relations............................................... 17
2.16 Employee Benefits and ERISA................................................ 18
2.17 Environmental Matters...................................................... 20
2.18 Permits.................................................................... 20
2.19 Warranty or Other Claims................................................... 20
2.20 Claims and Legal Proceedings............................................... 21
2.21 Borrowings and Guarantees.................................................. 21
2.22 Financial Service Relations and Powers of Attorney......................... 21
2.23 Insurance.................................................................. 21
2.24 Government Contracts....................................................... 21
2.25 Corporate Books, Records and Accounts...................................... 22
2.26 Transaction Fee............................................................ 22
2.27 Transactions with Interested Persons....................................... 22
2.28 Absence of Sensitive Payments.............................................. 22
2.29 Year 2000.................................................................. 23
2.30 Disclosure of Material Information......................................... 23
2.31 Regulatory Correspondence.................................................. 23
2.32 Company Action............................................................. 23

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page i
Execution Copy

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION
SUBSIDIARY........................................................................................ 24

3.1  Organization of Parent and Acquisition Subsidiary............................................ 25
3.2  Capitalization............................................................................... 25
3.3  Authorization of Transaction................................................................. 25
3.4  No Conflict of Transaction With Obligations and Laws......................................... 26
3.5  Reports and Financial Statements............................................................. 26
3.6  Claims and Legal Proceedings................................................................. 27
3.7  Present Compliance with Obligations and Laws................................................. 27
3.8  Permits...................................................................................... 27
3.9  Disclosure of Material Information........................................................... 27
3.10 Parent Action................................................................................ 28
3.11 Liquidation.................................................................................. 28

ARTICLE IV COVENANTS.............................................................................. 28

4.1  Reasonable Best Efforts...................................................................... 28
4.2  Notices and Consents......................................................................... 28
4.3  Special Meeting, Prospectus/Proxy Statement and Registration Statement; Fairness Opinion..... 28
4.4  Operation of Business........................................................................ 30
4.5  Conduct of Parent Business................................................................... 32
4.6  Access....................................................................................... 32
4.7  Notice of Breaches and Updates............................................................... 32
4.8  Exclusivity.................................................................................. 32
4.9  Listing of Merger Shares..................................................................... 33
4.10 Hart-Scott-Rodino............................................................................ 33
4.11 Options; Warrants; Convertible Debentures; Preferred Stock................................... 34
4.12 Indemnification.............................................................................. 34
4.13 Employees W.................................................................................. 35
4.14 Convertible Debentures....................................................................... 35
4.15 Tax-Free Merger.............................................................................. 35

ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER.................................................... 35

5.1 Conditions to Each Party's Obligations........................................................ 35
5.2 Conditions to Obligations of the Parent and the Acquisition Subsidiary........................ 36
5.3 Conditions to Obligations of the Company...................................................... 37

ARTICLE VI TERMINATION AND ABANDONMENT............................................................ 38

6.1 Termination................................................................................... 39
6.2 Termination by the Parent..................................................................... 39
6.3 Termination by the Company.................................................................... 40
6.4 Procedure for Termination..................................................................... 40
6.5 Effect of Termination and Abandonment......................................................... 40

ARTICLE VII MISCELLANEOUS......................................................................... 42

7.1 Reset Election................................................................................ 42
7.1 Fees and Expenses............................................................................. 43
7.2 Notices....................................................................................... 43
7.3 Publicity and Disclosures..................................................................... 44
7.4 Entire Agreement.............................................................................. 44
7.5 Severability.................................................................................. 44
7.6 Assignability................................................................................. 44
7.7 Amendments and Waivers........................................................................ 44
7.8 Governing Law; Venue.......................................................................... 45

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page ii
Execution Copy

7.9  Remedies.................................................................. 45
7.10 Counterparts.............................................................. 45
7.11 Effect of Table of Contents and Headings.................................. 45
7.12 No Third Party Beneficiaries.............................................. 45
7.13 Knowledge................................................................. 45
7.14 Nonsurvival of Representations and Warranties............................. 45
7.15 Integration of Exhibits................................................... 45

SIGNATURES..................................................................... 47

LIST OF EXHIBITS............................................................... 48

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page iii
Execution Copy

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT entered into as of the 20th day of July, 1998, by and among Lernout & Hauspie Speech Products N.V., a Belgian corporation (the "Parent"), Beach Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the "Acquisition Subsidiary"), and Globalink, Inc., a Delaware corporation (the "Company"). The Parent, the Acquisition Subsidiary and the Company are referred to collectively herein as the "Parties."

   WHEREAS, the Boards of Directors of each of the Parties have agreed that it is in their best interests for the Acquisition Subsidiary to merge with and into the Company upon the terms and conditions set forth herein. The Boards of Directors of the Parent, Acquisition Subsidiary and the Company have approved the merger.

   WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company and in such merger, the stockholders of the Company will receive capital stock of the Parent in exchange for their capital stock of the Company.

   WHEREAS, for Federal income tax purposes, the Parties intend that such merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     The Merger.  Upon and subject to the terms and conditions of this
     ----------
Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), the Acquisition Subsidiary shall be merged with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Acquisition Subsidiary file a certificate of merger in substantially the form attached hereto as Exhibit A (the "Certificate of Merger") in accordance with the
          ---------
relevant provisions of the DGCL, with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Sections 251 and 259 of the DGCL.

      The Closing.  The closing of the Merger (the "Closing") shall take place
      -----------
at the offices of Brown, Rudnick, Freed & Gesmer, commencing at 9:00 a.m. local time on the first business day after the receipt of Requisite Stockholder Approval (as defined in Section 2.4), provided that on or prior thereto, all the conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Article V have been satisfied or waived, or on such other mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date"); provided,
                                                                      --------
however, that the Closing Date shall be no later than November 30, 1998.
-------

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 1
Execution Copy

     Actions at the Closing.  At the Closing, subject to the satisfaction or
     ----------------------
waiver of all of the conditions set forth in Article V not theretofore satisfied or waived, (a) the Company and the Acquisition Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger and (b) the Acquisition Subsidiary shall deliver the Merger Consideration (as defined in Section 1.5(e) below) to ChaseMellon Shareholder Services or such other entity reasonably satisfactory to the Company and the Parent to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.6.

     Additional Actions.  The Surviving Corporation may, at any time after the
     ------------------
Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Acquisition Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     Conversion of Shares.
     --------------------

          For purposes hereof, the following terms shall have the meanings set forth below:

    "Per Share Consideration" shall equal $5.60.

    "Average Market Value" shall mean the arithmetic average (rounded to the nearest five decimal places) of the closing price per share of the Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending with the third to last trading day prior to the date of the Special Meeting (as defined in Section 4.3(a)).

    "Conversion Ratio" shall equal 0.095726; provided, however, that:
                                             --------  -------

               if the Average Market Value exceeds $64.35, then the Conversion Ratio shall be reduced such that the Conversion Ratio multiplied by the Average Market Value shall equal $6.16; and

               if the Average Market Value is less than $52.65, then the Conversion Ratio shall be increased such that the Conversion Ratio multiplied by the Average Market Value shall equal $5.04;

          At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities, each share of common stock, $.01 par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Company Shares owned by the Parent or the Acquisition Subsidiary and
(ii) Company Shares held in the Company's treasury) and each Conversion Company Share (as defined in Section 1.8) shall be converted into and represent the right to receive, after conversion as provided in clause (c) below, such number of shares of common stock, no par value per share, of the Parent ("Parent Common Stock") as is equal to the Conversion Ratio (the "Merger Shares").

          The number of shares of Parent Common Stock issuable pursuant to this
Section 1.5 and other numbers and amounts set forth herein shall be subject to equitable adjustment in the event that the Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to the Parent Common Stock. Stockholders of record of the Company together with persons deemed to hold Conversion Company Shares (determined pursuant to Section 1.8(a)), in each case as of the Effective Time ("Company Stockholders"), shall be entitled to receive all of the Merger Shares into which their Company Shares and Conversion Company Shares were converted pursuant to this Section 1.5 upon tender of their Company Shares or Convertible Securities (as defined in Section 1.8(a)) as set forth in Section 1.6 below.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 2
Execution Copy

          At the Closing, the Exchange Agent, as agent for and for the benefit of the Company Stockholders, shall contribute to the capital of Parent the right of the Company Stockholders under this Agreement to receive Parent Common Stock in return for that number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock to be issued in connection with the Merger pursuant to this Section 1.5; provided, however, that such number of
                                     --------  -------
shares shall be rounded to the nearest whole number. To effectuate the foregoing, at the Closing the Exchange Agent, or such other party as shall be mutually acceptable to the Company and the Parent, shall represent the Company Stockholders before a public notary in Belgium to effect the issuance of shares of Parent Common Stock on the Closing Date as set forth in this Section 1.5 and
Section 1.8(a);

          No certificates representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates (as defined in Section 1.6(a)) or Convertible Securities), and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates or Convertible Securities representing such fractional Merger Shares, receive cash in an amount equal to such fractional Merger Share multiplied by the Average Market Value. The Merger Shares and the cash to be received in lieu of fractional Merger Shares are collectively referred to herein as the "Merger Consideration."

          Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned by the Parent or the Acquisition Subsidiary shall, by virtue of the Merger and without any further action, be canceled and retired without payment of any consideration therefor.

          Each share of common stock, $.01 par value per share, of the Acquisition Subsidiary ("Acquisition Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence the number of shares of common stock, $.01 par value per share, of the Surviving Corporation, as is equal to the sum of the number of Company Shares and Conversion Company Shares outstanding or deemed outstanding under this Agreement, immediately prior to the Effective Time.

     Exchange of Shares.
     ------------------

          Prior to the Effective Time, the Parent and the Company shall mutually appoint the Exchange Agent (or such other Exchange Agent as the parties shall mutually agree) to effect the exchange for the Merger Consideration of (i) certificates that, immediately prior to the Effective Time, represented Company Shares ("Certificates"), and (ii) Convertible Securities that, at the Effective Time, will be deemed to be converted into Conversion Company Shares. As soon as practicable after the Effective Time and no later than five (5) business days thereafter, the Parent shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate or Convertible Security (other than those surrendered and paid for at the Closing) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Convertible Security in exchange for the Merger Consideration. Each holder of a Certificate or Convertible Security, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor the Merger Consideration, without interest, determined pursuant to Section 1.5. Until properly

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 3
Execution Copy
surrendered, each such Certificate or Convertible Security shall be deemed for all purposes to evidence only the right to receive the Merger Consideration determined pursuant to Section 1.5. Holders of Certificates or Convertible Securities shall not be entitled to receive certificates for the Merger Shares or cash payments to which they would otherwise be entitled until such Certificates or Convertible Securities are properly surrendered, or an affidavit is delivered pursuant to Section 1.6(c).

          If any Merger Consideration is to be issued or paid in the name of a person other than the person in whose name the Certificate or Convertible Security surrendered in exchange therefor is registered, it shall be a condition to the issuance and payment of such Merger Consideration that (i) the Certificate or Convertible Security so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers,
(ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Consideration issuable or payable to such holder that is delivered to a public official in accordance with applicable abandoned property, escheat or similar laws.

          In the event any Certificate or Convertible Security has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Convertible Security to be lost, stolen or destroyed, the Parent shall direct the Exchange Agent to issue in exchange for such Certificate or Convertible Security the Merger Consideration issuable or payable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Parent may, in its discretion and as a condition precedent to the issuance or payment thereof, require the owner of such Certificate or Convertible Security to give the Parent a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent with respect to the Certificate or Convertible Security alleged to have been lost, stolen or destroyed.

          Promptly following the date which is twelve (12) months after the Closing Date, the Exchange Agent shall return all shares of Parent Common Stock included in the Merger Consideration then in its possession and not theretofore claimed by a holder of Company Shares or Convertible Securities to the Belgian Caisse des depots et Consignations or any similar institution. Thereafter, the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate or Convertible Security may surrender such Certificate or Convertible Security to the Parent and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Merger Consideration (with the cash portion of such consideration, in the case of fractional shares, to be provided by the Parent and the Parent Common Stock portion of such consideration to be provided by the Belgian Caisse des depots et Consignations or such other institution that holds such shares of Parent Common Stock), without interest.

     Dividends.  No dividends or other distributions that are payable to the
     ---------
holders of record of Parent Common Stock as of a date on or after the Effective Time shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates or Convertible Securities in accordance with Section 1.6. Upon such surrender, the Parent shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Parent Common Stock as of a date on or after the Effective Time and which were paid or delivered between the Effective Time and the time of such surrender provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 4
Execution Copy

    Convertible Securities.
    ----------------------

          At the Effective Time, (i) warrants and options to purchase Company securities identified on Schedule 1.8(a) ("Subject Warrants"), (ii) the
                         ---------------
Company's 10% Convertible Debentures ("Convertible Debentures"), excluding any interest due thereon, and (iii) the Company's Series A-2 Convertible Stock ("A-2 Preferred Stock") (collectively "Convertible Securities") shall be, to the extent permitted by the terms thereof or agreed to by the holder thereof, converted into shares of Parent Common Stock as set forth in this Section 1.8.

               Each holder of Subject Warrants, shall receive therefor Merger Consideration determined in accordance with Section 1.5, based upon the number of Company Shares equal to the quotient of (A) the number of Company Shares subject to each such Subject Warrant held by such holder multiplied by the positive difference, if any, obtained by subtracting the exercise price of each such Subject Warrant from $5.60, divided by (B) $5.60. For purposes of this
Section 1.8, (x) the purchase option issued to Meyerson (as hereinafter defined) in October 1997 to purchase 72,727 Units at $1.51 per Unit shall represent (1) Subject Warrants to purchase 72,727 Company Shares at $1.51 per share and (2) Subject Warrants to purchase 72,727 Company Shares at $1.75 per share; and (y) the warrants issued to J. Michael Riesert, Inc. in April 1997 to purchase 5,810 Units at $28.12 per Unit shall represent (a) Subject Warrants to purchase 5,810 shares of A-2 Preferred Stock at $28.12 per share, convertible into 58,105 Company Shares, and (b) Subject Warrants to purchase 58,105 Company Shares at $3.2403 per share or, in each case, such other amounts and prices as the Parties may agree.

               Each holder of such Convertible Debentures and Shares of A-2 Preferred Stock shall receive therefor Merger Consideration determined in accordance with Section 1.5 based upon the number of Company Shares issuable upon conversion thereof immediately prior to the Effective Time. Parent shall cause the Surviving Corporation to pay any interest due on such Convertible Debentures promptly after the Effective Time.

               The Company Shares into which the holders of Convertible Securities shall be deemed to have converted pursuant to this Section 1.8 and
Section 1.5 are referred to herein as the "Conversion Company Shares."

          Subject to the terms of this Sections 1.8(b), 4.11(a) and 4.13, at the Effective Time, the Parent shall substitute substantially equivalent warrants to purchase Parent Common Stock for all options outstanding under the Company's employee stock option plan at the Effective Time (the "Employee Options") to the extent permitted by the terms thereof or agreed to by the holder thereof. Subject to the foregoing, immediately after the Effective Time, each such Employee Option shall be deemed to constitute a warrant to acquire such number of shares of Parent Common Stock as is equal to the number of Company Shares subject to the unexercised portion of the Employee Option multiplied by the Conversion Ratio (except as otherwise provided in the applicable instrument, with any fraction resulting from such multiplication to be paid in cash upon the exercise of such substitute option or warrant based upon the closing price of Parent Common Stock on the Nasdaq National Market on the date of exercise). The exercise price per share of each such substituted Employee Option shall be equal to the Belgian franc equivalent of the exercise price of the Employee Option at the Effective Time, divided by the Conversion Ratio. The terms of substituted warrants otherwise shall be substantially in the form of the Parent's standard form of warrant agreement with such changes thereto as are reasonably requested by the Company. Without limiting the foregoing, for the purposes of determining vesting of the substituted warrants and otherwise,

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 5
Execution Copy
employees of the Company will be credited for their full term during which they were employed by the Company.

          As soon as practicable after the execution of this Agreement, the Parent and the Company shall consult with each other with respect to all outstanding securities of the Company exercisable or convertible, directly or indirectly, into Company Shares, other than those described above ("derivative securities"). To the extent holders of derivative securities agree to convert same into Merger Shares on the same terms as Subject Warrants (which they shall be afforded the opportunity to do), such derivative securities shall be deemed to be Convertible Securities for all purposes hereof. Without limiting the foregoing, to the extent that there are outstanding immediately after the Effective Time any derivative securities or Employee Options which are not converted into Parent Common Stock or warrants to purchase Parent Common Stock pursuant to the foregoing, such securities, to the extent permitted by the DGCL and Belgium Company Law, shall be converted into substantially equivalent rights to purchase or acquire the number of shares of Parent Common Stock equal to the number of Company Shares subject (directly or indirectly) to the unexercised or unconverted portion of the derivative security at the Effective Time multiplied by the Conversion Ratio (except as otherwise provided in the applicable instrument, with any fraction resulting from such multiplication to be paid in cash upon the exercise or conversion of such derivative security based upon the closing price of Parent Common Stock on the Nasdaq National Market on the date of exercise), at a conversion or exercise price (as applicable) equal to the conversion or exercise price of such derivative securities immediately prior to the Effective Time divided by the Conversion Ratio.

          As soon as practicable after the Effective Time, and in any event within thirty (30) days thereafter, the Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act") with respect to all shares of Parent Common Stock subject to substituted Employee Options and to options referred to in the Employment Agreements (as defined in Section 2.32(a)) that may be registered on Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such substituted Employee Options remain outstanding.

          The Company shall use commercially reasonable best efforts to obtain, prior to the Closing, such consents, exercise notices, or agreements from each holder of a Convertible Security or Employee Option as either the Company or the Parent may reasonably deem necessary or advisable to effect the intent of this
Section 1.8 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

          At or prior to the Effective Time, the Parent or the Surviving Corporation shall deliver to the holders of the Convertible Securities appropriate notices setting forth, as applicable, such holders' rights pursuant to such Convertible Securities and instructions for surrendering to the Exchange Agent such Convertible Securities in exchange for the Merger Consideration or converting such Convertible Securities into Company Shares immediately prior to the Effective Time. As soon as practicable after the Effective Time, the Parent or the Surviving Corporation shall deliver to the holders of Employee Options subject to substitution under Section 1.8(b) hereof appropriate notices setting forth such holders' rights pursuant to such substituted warrants, together with the agreements evidencing such substituted warrants.

     Certificate of Incorporation.  The Certificate of Incorporation of the
     ----------------------------
Surviving Corporation shall be the Certificate of Incorporation of the Company as amended and restated in the Certificate of Merger.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 6
Execution Copy

     Bylaws.  The Bylaws of the Surviving Corporation shall be the Bylaws of
     ------
the Acquisition Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     Directors and Officers.  The directors of the Acquisition Subsidiary
     ----------------------
immediately prior to the Effective Time shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Acquisition Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time, retaining their respective positions. The directors and executive officers of the Company shall cease to be directors and executive officers of the Surviving Corporation after the Effective Time.

     No Further Rights.  From and after the Effective Time, no Company Shares
     -----------------
shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, other than the right to receive Merger Consideration or as otherwise provided herein or by law.

     Closing of Transfer Books.  At the Effective Time, the stock transfer
     -------------------------
books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Parent or the Exchange Agent, they shall be canceled and exchanged for Merger Consideration in accordance with Section 1.5.

     Tax Consequences.    It is intended by the Parties hereto that the Merger
     ----------------
shall constitute a reorganization of Acquisition Subsidiary and the Company within the meaning of Section 368 of the Code. The parties hereby adopt this Agreement as a "plan of reorganization" of Acquisition Subsidiary and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     Rule 145.  All Merger Shares issued pursuant to this Agreement to
     --------
"affiliates" of the Company listed on Schedule 2.32 of the Company Disclosure
                                      -------------
Schedule will be subject to certain resale restrictions under such Rule and all certificates representing such Merger Shares shall bear a restrictive legend.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 7
Execution Copy

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, provided, however, that any matter disclosed in
                              --------  -------
any Section hereof or on any part of the Company Disclosure Schedule shall be deemed disclosed for purposes of every Section hereof and every part of the Company Disclosure Schedule; provided, further, that the Company shall make a
                             --------  -------
good faith effort to include any disclosure (by cross-reference or repeating the disclosure) that is required by more than one representation and warranty in each applicable portion of the Company Disclosure Schedule.

     Organization and Qualification of the Company.  The Company is a
     ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Company's Certificate of Incorporation as amended to date ("Charter"), certified by the Delaware Secretary of State, and of the Company's Bylaws as amended to date, certified by the Company's Secretary, copies of which are attached as Schedule 2.1 of the Company Disclosure Schedule,
                                ------------
are, and will be at the Closing, complete and correct.  Except as set forth on
Schedule 2.1 of the Company Disclosure Schedule, the Company is duly qualified
------------
to do business and in good standing as a foreign corporation in California and Virginia and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, assets, revenues or condition (financial or otherwise) of the Company and its Subsidiaries (as defined below) on a consolidated basis (a "Company Material Adverse Effect").

     Capitalization. The authorized capital stock of the Company consists of
     --------------
(i) 250,000 shares of preferred stock, $.01 par value, of which 16,507 shares are issued and outstanding as of the date of this Agreement, and (ii) 20,000,000 shares of common stock, $.01 par value, of which 9,607,932 shares are issued and
outstanding as of the date of this Agreement.   No shares of capital stock of
the Company are held in the treasury of the Company. All issued and outstanding Company Shares are, and all Company Shares that may be issued upon the exercise or conversion of Convertible Securities, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable and upon payment therefor, will be duly authorized and validly issued, fully paid, nonassessable, free of all preemptive rights. Except as set forth on
Schedule 2.2(a) of the Company Disclosure Schedule, the Company is subject to no
---------------
liability on account of the issuance or sale of any securities, including, without limitation, all outstanding Company Shares. Except as set forth on
Schedule 2.2(b) of the Company Disclosure Schedule (including as applicable, the
---------------
name of the holders, the number and kind of shares of capital stock subject to each instrument, the exercise price or conversion rate, as applicable, the term of such instrument and the extent to which the rights granted under such instrument are vested or may be exercised), there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or binding upon the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 8
Execution Copy
subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) restrictions on the transfer of the Company's capital stock (other than restrictions under the Securities Act and state securities laws), (iv) voting rights with respect to the capital stock of the Company, or (v) stock appreciation, phantom stock or similar rights with respect to the Company. Schedule 2.2(c) shall also indicate whether any
                        ---------------
Convertible Securities are subject to "antidilution" or similar provisions, and a description of the application of these provisions, if any, upon the terms of such Convertible Securities.

     Subsidiaries.  Schedule 2.3 of the Company Disclosure Schedule sets forth
     ------------   ------------
for each corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect all of the directors (a "Subsidiary") its name and jurisdiction of incorporation. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as disclosed in Schedule 2.3 of the Company Disclosure Schedule, each Subsidiary is
             ------------
duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Parent correct and complete copies of the Certificate of Incorporation and Bylaws of each Subsidiary, as amended to date. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. No Subsidiary is in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. The Company does not control directly or indirectly or have any direct or indirect equity or similar participation in any corporation, joint venture, partnership, trust, or other business association which is not a Subsidiary.

     Authorization of Transaction.  Subject to the conditions precedent set
     ----------------------------
forth herein, the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and the Option Agreement (as defined in Section 2.32) has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provisions may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 9
Execution Copy
equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Present Compliance with Obligations and Laws. The Company is not: (a) in
     --------------------------------------------
violation of its Charter or Bylaws; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (d) in violation of any law, regulation, administrative order or judicial order, decree or judgment applicable to it or its business or assets, except where any violation or default under items (b), (c), or (d) would not, individually or in the aggregate, have a Company Material Adverse Effect.

     No Conflict of Transaction With Obligations and Laws    Subject to
     ----------------------------------------------------
compliance with the applicable requirements of the Securities Act, any applicable state securities laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of the Certificate of Merger as required by the DGCL, and obtaining the consents listed on Schedule 2.6(a) of
                                                           ---------------
the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Charter or Bylaws of the Company; (ii) require any consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to any person, court, arbitration tribunal, administrative agency or commission or other or governmental or regulatory agency or authority; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company or any Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any indebtedness; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their assets are bound; (v) result in the creation of any lien or encumbrance upon any of the assets of the Company or any Subsidiary; (vi) result in a violation of any law, regulation, administrative order or judicial order, decree or judgment applicable to the Company or any Subsidiary, or their businesses or assets; or
(vii) invalidate or adversely affect any permit, license or authorization used in the Company's or any Subsidiary's business, excluding from clauses (ii),
(iii), (iv), (vi) and (vii) consents, waivers, exemptions, approvals or authorizations, declarations, filings or registrations, notices, conflicts, breaches or defaults which would not, either individually or in the aggregate, either have a Company Material Adverse Effect or materially impair or preclude the Company's ability to consummate the Merger or the transactions contemplated hereby. Except as set forth in Schedule 2.6(b) of the Company Disclosure
                               ---------------
Schedule, neither the execution, delivery and performance of this Agreement nor the performance of the transactions contemplated hereby will give rise to a right of any party (other than the Company or any Subsidiary) to terminate, modify or cancel any contract, agreement or other instrument required to be disclosed in the Company Disclosure Schedule.

     Reports and Financial Statements
     --------------------------------

          The Company has previously made available to the Parent complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K or Form 10-KSB for the fiscal years ended January 31, 1996 and 1997, as filed with the Securities and Exchange Commission (the "SEC"), and amendments thereto, (b) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998, (c) Current Reports on Form 8-K filed with the SEC since January 1, 1996, (d) proxy statements relating to all

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 10
Execution Copy
meetings of its stockholders (whether annual or special) since January 1, 1996, and (e) the final prospectus filed with the SEC on May 6, 1997 pursuant to Rule 424(b) under the Securities Act (such annual reports, proxy statements, prospectuses and other filings, together with any amendments or supplements thereto, are collectively referred herein as the "Company Reports"). The Company Reports constitute all of the periodic reports, current reports, proxy statements, information statements and final prospectuses contained in registration statements filed or required to be filed by the Company with the SEC since January 1, 1996 pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (together, the "Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q or Form 10-QSB under the Exchange Act and subject to normal recurring year-end adjustments), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Company and the Subsidiaries. The Company has also made available to the Parent all offering documents used in connection with any offer or sale of securities by the Company since January 1, 1996, which documents are identified in Schedule 2.7(a) of the Company Disclosure Schedule.
              ---------------

          The balance sheet contained in the Company's Annual Report on Form 10-QSB for the fiscal quarter ended March 31, 1998, including the footnotes thereto, is sometimes referred to hereinafter as the "Base Balance Sheet."

          The books of account of the Company are complete and correct in all material respects and have been maintained on a consistent basis, except as noted in the Company Reports. The current books of account and auditor's letters to management of the Company for the past five (5) years and other significant correspondence from or to such auditors during such period, if any, have been made available to the Parent.

     Absence of Undisclosed Liabilities.  Except as disclosed in Schedule 2.8
     ----------------------------------                          ------------
of the Company Disclosure Schedule and except for liabilities and obligations arising in connection with the transactions contemplated by this Agreement, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, except (i) the liabilities reflected on the Base Balance Sheet or in the notes thereto, and (ii) the liabilities and obligations incurred since the date of the Base Balance Sheet in the ordinary course of business and consistent with past practice that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     Absence of Certain Changes.  Except as disclosed in Schedule 2.9 of the
     --------------------------                          ------------
Company Disclosure Schedule, since the date of the Base Balance Sheet there has not been:

          any change in the financial condition, working capital, earnings, reserves, properties, assets, liabilities, business or operations of the Company or any Subsidiary, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Company Material Adverse Effect;

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 11
Execution Copy
          any material contingent liability incurred by the Company or any Subsidiary as guarantor or otherwise with respect to the obligations of others;

          any mortgage, encumbrance or lien placed on any of the properties of the Company or any Subsidiary which remains in existence on the date hereof;

          any material obligation or material liability incurred by the Company or any Subsidiary other than obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

          any material purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material properties or assets of the Company or any Subsidiary, or any equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof, other than in the ordinary course of business and consistent with past practice;

          any damage, destruction or loss, whether or not covered by insurance, that has had or is reasonably likely to have a Company Material Adverse Affect;

          any union organization attempts or claim of unfair labor practices (other than routine internal employee grievances) involving the Company or any Subsidiary, any change in the compensation payable or to become payable by the Company or any Subsidiary to any of their respective officers, employees or agents, or any change in any bonus, pension, or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents;

          any change with respect to the management personnel of the Company or any Subsidiary that has had or is reasonably likely to have a Company Material Adverse Effect;

          any payment or discharge of a material lien, claim, obligation or liability of the Company or any Subsidiary which was not shown on the Base Balance Sheet or incurred in the ordinary course of business and consistent with past practice thereafter;

          any obligation or liability incurred by the Company or any Subsidiary to any of its employees, officers, directors or shareholders or any loans or advances made by the Company or any Subsidiary to any of their respective officers, directors or shareholders except normal compensation (other than bonuses (except bonuses payable to Messrs. Hagerty, Johnston and McCarthy in the aggregate amount of $270,000 which shall be paid prior to the Effective Time)), benefits and expense allowances payable in the ordinary course of business consistent with past practice;

          any net change in the Company's reserve for inventory of $25,000 or more;

          any disposal or lapse of any rights to the use of any trademark, tradename, patent or copyright, or disposal of or disclosure by the Company or any of its Subsidiaries to any person other than the Parent or employees of the Company of any trade secret, formula, process or know-how not theretofor a matter of public knowledge other than pursuant to confidentiality agreements;

          any change in any method of accounting or accounting practice;

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 12
Execution Copy
          any action taken to issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the redemption, conversion or exercise of the securities outstanding on the date hereof), or amend any of the terms of any such securities (except as contemplated in this Agreement);

          any action taken to split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or

          any agreement, whether in writing or otherwise, to take any action described in this Section 2.09.

     Payment of Taxes. Each of the Company and the Subsidiaries has duly and
     ----------------
timely filed all Federal, state, local, and foreign government income, excise, gross receipts or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns, and all other tax returns, reports and declarations, including valid extensions therefore, or estimated taxes required to be filed by them, with respect to all applicable taxes ("Tax Returns"), including without limitation, with respect to all income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding, severance, stamp, occupation, and windfall profits taxes, of every kind, character or description, and imposed by any government or quasi-governmental authority (domestic or foreign), and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments ("Taxes") except to the extent that any failures to file, taken together, do not individually or in the aggregate, have a Company Material Adverse Effect. All of the Tax Returns are complete and correct in all material respects. All Taxes shown to be due on each Tax Return have been paid, reserved against or are being contested in good faith by the Company (which contest is being diligently pursued and is described on Schedule 2.10 of the Company Disclosure Schedule).
                            -------------
All Taxes and other assessments and levies which the Company or any Subsidiary is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required. Except as set forth on Schedule 2.10 of the Company Disclosure Schedule, the Tax Returns
             -------------
have never been examined by any government entity, including the Internal Revenue Service and the Virginia Department of Revenue. The Company has not received notice of any intention on the part of any government entity to examine any of the Tax Returns. No deficiencies have been asserted or assessments made against the Company or any Subsidiary, nor is the Internal Revenue Service nor any other taxing authority now asserting or, to the knowledge of the Company or any Subsidiary, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect. To the Company's knowledge, the provisions for taxes reflected in the above-mentioned Financial Statements are adequate, in all material respects, to cover any tax liabilities of the Company and the Subsidiaries in respect of their businesses, properties and operations during the periods covered by said Financial Statements and all prior periods. Neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code. Neither the Company nor any Subsidiary has ever been part of an affiliated group filing consolidated returns, or entered into any tax allocation or tax sharing agreement, other than by and among each other.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 13
Execution Copy

     Title to Properties; Liens; Condition of Properties.
     ---------------------------------------------------

          Neither the Company nor any Subsidiary owns, directly or indirectly, any real property. The Company has made available to Parent true, correct and complete copies of all material leases, subleases, rental agreements, contracts of sale, tenancies or licenses related to any of the real or personal property currently used by the Company or any Subsidiary in their respective businesses.

          Except as specifically disclosed in Schedule 2.11(b) of the Company
                                              ----------------
Disclosure Schedule or in the Base Balance Sheet, all of the Company's material leases are valid, binding and enforceable in accordance with their terms against the parties thereto, and each such lease is subsisting and no material default exists under any thereof. Neither the Company nor any Subsidiary has received notice that any party to any such lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or any right thereunder.

          Except as specifically disclosed in Schedule 2.11(c) of the Company
                                              ----------------
Disclosure Schedule or in the Base Balance Sheet, none of the material personal property owned by the Company or any Subsidiary is subject to any material mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable and statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen, and liens imposed by law created in the ordinary course of business for amounts not yet due (the "Permitted Liens")), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind.

          Except as otherwise specified in Schedule 2.11(d) of the Company
                                           ----------------
Disclosure Schedule, all buildings, machinery and equipment of the Company or any Subsidiary are in reasonable, working order and repair, normal wear and tear and excepted, are adequate for the uses to which they are being put, have been reasonably maintained and conform in all material respects with all applicable ordinances, regulations and zoning, safety or other laws.

     Inventories; Collectibility of Accounts Receivable.
     --------------------------------------------------

          All inventories of finished goods and raw materials of the Company and the Subsidiaries reflected on the Base Balance Sheet were as of the date thereof, and those existing at the Closing, to the Company's knowledge, will be, except as reserved against in accordance with GAAP, of a quality and quantity salable in the ordinary course of the business of the Company and the Subsidiaries and are recorded on the Company's books and records at the lower of cost or market price. Except as set forth in Schedule 2.12 of the Company
                                             -------------
Disclosure Schedule, since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business and consistent with past practice.

          Except as set forth in Schedule 2.12, all of the accounts receivable of the Company and the Subsidiaries shown or reflected on the Base Balance Sheet, less a reserve for bad debts, returns and allowances in the amount shown on the Base Balance Sheet, are, and those existing at the time of Closing, less any reserves for bad debts, returns and allowances taken in accordance with GAAP and consistent with past practices, will be, (a) valid and to the Company's knowledge enforceable claims, (b) which arose out of transactions with unaffiliated parties. Except as set forth in Schedule 2.12 of the Company
                                             -------------
Disclosure Schedule, neither the Company nor any Subsidiary is aware of the intention of any customer to resist or delay paying any receivable.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 14
Execution Copy

     Intellectual Property Rights.
     ----------------------------

          The Company or the Subsidiaries own or possess the adequate right to use all Intellectual Property Rights (as defined below) necessary to the conduct of their respective businesses as presently conducted or presently contemplated to be conducted as of the date of this Agreement. Schedule 2.13(a) of the
                                                  ----------------
Company Disclosure Schedule contains a list of all patents, trade names, trademarks, service marks, and registered copyrights and applications for the same owned by the Company or any Subsidiary. The Company and/or a Subsidiary have unencumbered title to the Intellectual Property Rights set forth in
Schedule 2.13(a) which are listed as owned by the Company or any Subsidiary and
----------------
such title has not been challenged (pending, or to the knowledge of the Company, threatened) by others except for the encumbrances listed in such Schedule
                                                                 --------
2.13(a). No rights or licenses to use Intellectual Property Rights have been
-------
granted or acquired by the Company or any Subsidiary except licenses associated with sales of products to end user customers in the ordinary course of business and consistent with past practice under the terms of the "shrink wrap" license in the form attached as Schedule 2.13(b) hereto (the "Shrink Wrap Licenses") and
                        ----------------
except those listed in Schedule 2.13(c) of the Company Disclosure Schedule.
                       ----------------
Schedule 2.13(c) of the Company Disclosure Schedule lists all material licenses,
----------------
agreements, obligations, provisions or contracts relating to the Intellectual Property Rights to which the Company or any Subsidiary is a party or by which the Company or any subsidiary is bound (other than the Shrink Wrap License). Each of the licenses, agreements, obligations, provisions or contracts listed in
Schedule 2.13(c) (i) is in full force and effect, (ii) neither the Company nor
----------------
any Subsidiary is in material default under any such instrument, and (iii) there are no outstanding, or, to the knowledge of the Company, threatened, disputes or disagreements with respect to any such instrument. Except as listed in Schedule
                                                                       --------
2.13(d) of the Company Disclosure Schedule, to the knowledge of the Company,
-------
there have been (i) no claims or assertions made by others that the Company or any Subsidiary has infringed any Intellectual Property Rights of others by the sale of products or any other activity in the preceding five year period and
(ii) no infringements by the Company or any Subsidiary during such period. Except as set forth in Schedule 2.13(e) of the Company Disclosure Schedule, the
                       ----------------
Company has no knowledge of any infringement of Intellectual Property Rights of the Company or any Subsidiary by others. All such patents, registered trademarks, service marks, and copyrights owned by the Company or any Subsidiary are in good standing and are recorded on the public record in the name of the Company or a Subsidiary, except for those failures to be in good standing and so recorded that would not, individually or in the aggregate, have a Company Material Adverse Effect. True, complete and correct copies of all material listed in Schedules 2.13(a), 2.13(b), 2.13(c), 2.13(d) and 2.13(e) of the
          --------------------------------------------------------
Company Disclosure Schedule have been delivered or made available to the Parent. For purposes of this Agreement, "Intellectual Property Rights" shall mean and include all of the Company's rights relating to patents, trademarks, service marks, tradenames, copyrights, inventions, processes, trade secrets, know-how, software and any documentation relating to the manufacture, marketing and maintenance of products by the Company or any Subsidiary.

          Except as listed on Schedule 2.13(f) of the Company Disclosure
                              ----------------
Schedule, all current employees of and technical consultants to the Company or any of its Subsidiaries have entered into proprietary information and invention agreements with the Company or such Subsidiary and copies of such agreements have been made available to Parent. To the Company's knowledge, no employee of the Company or any Subsidiary has entered into any agreement that prohibits him from performing work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company or any Subsidiary.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 15
Execution Copy

          The manner in which the Company or any Subsidiary has manufactured, packaged, shipped, advertised, labeled and sold its products complies in all material respects with all the material applicable laws and regulations pertaining thereto. Neither the Company nor any Subsidiary has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and neither the Company nor any Subsidiary is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

     Contracts and Commitments.
     -------------------------

          Except for contracts, commitments, plans, agreements and licenses described (without the names of any customers of the Company who are parties thereto) in Schedule 2.14(a), Schedule 2.13(b), Schedule 2.13(c) or Schedule
         ----------------  ----------------------------------    -----------
2.15 of the Company Disclosure Schedule (correct and complete copies of which,
----
if written, have been made available to the Parent) and except for contracts, commitments, plans, agreements and licenses not presently in effect, neither the Company nor any Subsidiary is a party to or subject to:

               any contract or agreement for the purchase of any commodity, material, equipment or asset, except for the Company's proposed investment in serverfarm equipment for its Comprende products and purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding in the aggregate $50,000;

               any other contracts or agreements creating any obligations of the Company or any Subsidiary after the date of the Base Balance Sheet of $20,000 or more with respect to any such contract or agreement, other than sales and purchase commitments in the ordinary course of business and consistent with past practice;

               any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               any material contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or any Subsidiary (or its successor or assign) within 90 days after the date hereof;

               any contract or agreement for the sale, license or lease of its products not made in the ordinary course of business and consistent with past practice;

               any contract with any sales agent or distributor of products of the Company or any Subsidiary;

               any contract containing covenants limiting the freedom of the Company or any Subsidiary to compete in any line of business or with any person or entity;

               any material license or franchise agreement (as licensor or licensee or franchisor or franchisee);

               any arrangement or obligation with respect to the return of inventory or merchandise other than on account of a defective condition, incorrect quantities or missed delivery dates; or

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 16
Execution Copy
               any contract, subcontract or other agreement with any agency of the United States government or other governmental entity .

          Neither the Company nor any Subsidiary is in material default under any contracts, commitments, plans, agreements or licenses described in Schedule
                                                                       --------
2.14(a) of the Company Disclosure Schedule nor does the Company have knowledge
-------
of any termination, cancellation, limitation or modification or change other than in the ordinary course of business in any business relationship with any material supplier or customer. For the purposes hereof, a supplier is material if it accounted for more than $25,000 of the orders of the Company and its Subsidiaries for purchases of raw materials and other products essential to its manufacturing processes during either of fiscal year 1996 or 1997 or during the three months ended March 31, 1998. A customer is material if it accounted for more than $25,000 of the orders of the Company and its Subsidiaries in either fiscal year 1996 or 1997 or during the three months ended March 31, 1998.

     Labor and Employee Relations.
     ----------------------------

          Except as shown on Schedule 2.15(a) of the Company Disclosure
                             ----------------
Schedule, as of the date hereof, there are no currently effective material consulting or employment agreements or other material agreements with individual consultants or employees to which the Company or any Subsidiary is a party. Complete and accurate copies of all such written agreements have been made available to Parent. Also shown on Schedule 2.15(a) of the Company Disclosure
                                   ----------------
Schedule, as of the date hereof, are the name and rate of compensation (including all current salary, bonus, benefit and compensation) of each officer and employee of the Company and the Subsidiaries, including all bonus compensation for fiscal 1997 and from January 1, 1998, through the date hereof.

          Except as shown on Schedule 2.15(b) of the Company Disclosure
                                  ----------------
Schedule, none of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. The Company and each Subsidiary has complied in all material respects with applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes. Except as set forth on Schedule 2.15(b) there are no
                                          ----------------
representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other general labor troubles pending, or, to the knowledge of the Company, overtly threatened, with respect to the employees of the Company or any Subsidiary.

          There are no complaints against the Company or any Subsidiary pending or, to the knowledge of the Company, overtly threatened before the National Labor Relations Board or any similar foreign, state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar foreign, state or local agency, by or on behalf of any employee or former employee of the Company or any Subsidiary.

          There is no material contingent liability for severance pay, accrued vacation pay for prior years or similar items as of the date of the Base Balance Sheet not set forth on the Base Balance Sheet or on Schedule 2.15(d) of the
                                                    -----------------
Company Disclosure Schedule. Except as set forth on Schedule 2.15(d), the
                                                    -----------------
execution, delivery and performance of this Agreement and the consummation of the Merger will not trigger any severance pay obligation under any contract or at law.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 17
Execution Copy

          The Company has made available to Parent a description of all written material employment policies under which the Company and each Subsidiary operates.

          Except as disclosed on Schedule 2.15(f) of the Company Disclosure
                                 ----------------
Schedule and except where the failure to so be in compliance, individually or in the aggregate, would not have a Company Material Adverse Effect, the Company and each Subsidiary is in compliance with all Federal, foreign (as applicable), and state worker's safety laws and requirements.

          Except as disclosed on Schedule 2.15(g) of the Company Disclosure
                                 ----------------
Schedule, no executive, key employee or group of employees has notified the Company of any plans to terminate his or her employment with the Company or any Subsidiary.

          Except as disclosed on Schedule 2.15(h) of the Company Disclosure
                                 ----------------
Schedule, no salaried or commissioned employee has left the employment of the Company or any Subsidiary since the date of the Base Balance Sheet, except where such departure would not be reasonably likely to have a Company Material Adverse Effect.

     Employee Benefits and ERISA.
     ---------------------------

          Schedule 2.16(a) of the Company Disclosure Schedule sets forth a list
          ----------------
of every plan or arrangement relating to employees of the Company or of any member of a controlled group or affiliated service group (as defined in Code
Section 414(b), (c), (m) and (o)) which includes the Company (an "ERISA Affiliate") which is:

               an employee benefit plan within the meaning of Section 3 of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"); or a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA; or

               a compensation, stock purchase, stock option, stock bonus, stock appreciation, severance, health, welfare, life, disability or other benefit plan, fund, program or arrangement which is not covered by clause (i) or (ii) above.

(Hereinafter, "ERISA Benefit Plan" refers to plans or arrangements under clauses
(i) and (ii) above and "Benefit Plan" refers to plans or arrangements under clauses (i) - (iii) above.)

               There are no agreements or commitments of the Company or any ERISA Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on Schedule 2.16(b) of the Company Disclosure Schedule.
                           ----------------
There have been no multiemployer plans or defined benefit pension plans covering employees of the Company or an ERISA Affiliate within the last ten (10) years.

               The Company has made available to Parent complete and accurate copies of each Benefit Plan described in Schedule 2.16(c) of the Company
                                         ----------------
Disclosure Schedule, including all amendments thereto. With respect to each ERISA Benefit Plan, the Company has also furnished the three most recent Form 5500s and the most recent Internal Revenue Service determination letter (if any), plan actuarial report, summary plan description, summary annual report (if any) and employee manual, as well as summaries of material modifications, (if any) material employee communications, and all reports (if any) of the Benefit Plan required by ERISA and the regulations thereunder. The Company has also furnished Parent copies of any

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 18
Execution Copy
insurance contracts or trust agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the ERISA Benefit Plan, any contracts relating to record keeping or administration for the ERISA Benefit Plan. To the knowledge of the Company, there has not been any material adverse change occurring with respect to any ERISA Benefit Plan since the date of the most recently completed and filed annual report.

          No ERISA Benefit Plan is a pension plan within the meaning of Section 3(2) of ERISA except the Company's 401(k) Plan.

          With respect to each Benefit Plan:

               each Benefit Plan materially complies currently and has in all material respects complied in the past, as to form and operation, with the provisions of all applicable Federal and state laws, such as ERISA and the Code, including without limitation all requirements regarding discrimination, disclosure, and continuation coverage (under Section 4980B of the Code); and the Company has not, and to the knowledge of the Company no other party has, engaged in a nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or enumerated in Section 406(a) or (b) of ERISA);

               all required government filings, reports, and notices have been properly and timely made;

               no such Benefit Plan is currently under audit or to the Company's knowledge, investigation by any governmental agency or body;

               there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

               all premiums due in connection with the Benefit Plan and premiums for life and health insurance and annuity contracts, have been paid in full when due or within any applicable grace period;

               all reports and filings made pursuant to ERISA, including without limitation all 5500 forms and attachments, summary annual reports, and participant reports, and any other documents reasonably necessary to enable Parent to perform its responsibilities with respect to any employee program subsequent to the Closing, are and shall be available at the offices of the Company on and immediately after the Closing; and

               except as required by COBRA (Section 4980B of the Code) or the Family Medical Leave Act, no Benefit Plan provides health or other welfare benefits to retirees, former employees, or their dependents.

          Except as required by COBRA or the Family Medical Leave Act, neither the Company nor any ERISA Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 19
Execution Copy

          The execution and delivery of this Agreement by the Company and the consummation of the Merger:

               do not constitute a nonexempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code;

               will not result in any obligation or liability of the Parent or of the Company to any employee of the Company or any ERISA Affiliate or to the PBGC in respect of any Benefit Plan.

     Environmental Matters.  The Company and its Subsidiaries have complied
     ---------------------
in all respects with all applicable environmental laws, where the failure to comply, individually or in the aggregate, would result in a Company Materials Adverse Effect.

     Permits.  As of the date hereof, the Company and each Subsidiary holds
     -------
all licenses, permits, registrations, orders, authorizations, approvals and franchises which are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not, individually or in the aggregate, have a Company Material Adverse Effect. All such licenses, permits, registrations, orders, authorizations, approvals and franchises as of the date hereof are listed on Schedule 2.18 of the Company
                                               -------------
Disclosure Schedule and are now and to the Company's knowledge, will be after the Closing, valid and in full force and effect, and the Surviving Corporation, unless otherwise indicated on Schedule 2.18, shall have full benefit of the
                              -------------
same. Since January 1, 1996, neither the Company nor any Subsidiary has received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise.

     Warranty or Other Claims. Except as disclosed on Schedule 2.19 of the
     ------------------------                         -------------
Company Disclosure Schedule, no product manufactured, sold or leased by the Company or any Subsidiary is subject to any guaranty, warranty or, right of return beyond the applicable standard terms and conditions of sale or lease, which have been provided to the Parent, or that may be imposed by law. Schedule
                                                                        --------
2.19 of the Company Disclosure Schedule sets forth the aggregate expenses
----
incurred by the Company's customer support and service center in fulfilling its and the Subsidiaries' obligations under their guaranty, warranty and right of return provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company knows of no reason why such expenses should significantly increase as a percentage of sales in the future. Except as set forth in Schedule 2.19 of the Company Disclosure Schedule, there
                       -------------
are no existing or, to the knowledge of the Company threatened claims, against the Company or any Subsidiary for services or merchandise which are defective or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience. Except as set forth in Schedule
                                                                    --------
2.19 of the Company Disclosure Schedule, no claim has been asserted against the
----
Company or any Subsidiary since January 1, 1997 for renegotiation or price redetermination of any completed business transaction. The Company's and the Subsidiaries' products are free from known significant defects and, to the knowledge of the Company, conform to the specifications, documentation and sample demonstration furnished to the Company's and the Subsidiaries' customers and made available to Parent.

     Claims and Legal Proceedings.  Except for matters described in Schedule
     ----------------------------                                   --------
2.20 of the Company Disclosure Schedule, there are no claims, actions, suits,
----
arbitrations, proceedings or investigations pending (or, to the knowledge of the Company, threatened) against the Company or any Subsidiary, and there are no outstanding court orders, court decrees, or court stipulations to which the Company or any Subsidiary is a

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 20
Execution Copy
party or by which any of their assets are bound, any of which (a) affect this Agreement or the transactions contemplated hereby, or (b) materially restrict the present business, properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Company or any Subsidiary, or (c) would, individually or in the aggregate, have a Company Material Adverse Effect or materially impair or preclude the Company's ability to consummate the Merger or the other transactions contemplated hereby.

     Borrowings and Guarantees.  As of the date hereof, except as shown on
     -------------------------
Schedule 2.21 of the Company Disclosure Schedule, there are no agreements and
-------------
undertakings pursuant to which the Company or any Subsidiary (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been made available to Parent.

     Financial Service Relations and Powers of Attorney.  All of the
     --------------------------------------------------
arrangements which the Company or any Subsidiary has with any bank depository institution or other financial services entity as of the date hereof, whether or not in the Company's or any Subsidiary's name, are completely and accurately described on Schedule 2.22 hereto, indicating with respect to each of such
             -------------
arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.), the banking institution and the person or persons authorized in respect thereof. Neither the Company nor any Subsidiary has any outstanding powers of attorney.

     Insurance.  Schedule 2.23 of the Company Disclosure Schedule lists all
     ---------   -------------
insurance policies in force on the date hereof covering the businesses, properties and assets of the Company and the Subsidiaries and all outstanding claims against such policies. All such policies are currently in effect.
Except as set forth on Schedule 2.23 of the Company Disclosure Schedule, neither
                       -------------
the Company nor any Subsidiary has received notice of the cancellation of any such insurance in effect on the date hereof.

     Government Contracts.  Neither the Company nor any Subsidiary has ever
     --------------------
had a contract or subcontract terminated for default and has never been determined to be "nonresponsible" by any agency of the United States government. As of the date hereof, neither the Company nor any Subsidiary has any outstanding agreements, contracts or commitments that required it to obtain or maintain a government security clearance.

     Corporate Books, Records and Accounts.
     -------------------------------------

          The minute books and stock ledgers of the Company, copies of which have been made available for inspection by Parent, accurately record all material action taken by the Company's stockholders, board of directors and committees thereof.

          The Company's books, records and accounts fairly and accurately reflect transactions and dispositions of assets by the Company and the Company's Subsidiaries, and the system of internal accounting controls of the Company and the Company's Subsidiaries is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 21
Execution Copy

     Transaction Fee.  Except for M.H. Meyerson & Co., Inc. ("Meyerson") and
     ---------------
Ferris, Baker Watts, Inc. ("FBW," together with Meyerson, the "Bankers"), neither the Company nor any Subsidiary has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby and/or who is entitled to a fee or any commission the receipt of which is conditioned upon the consummation of the Merger. The Company has attached hereto as Schedule 2.26 of the Company Disclosure Schedule true and complete
          -------------
copies of the retainer letters dated July 1, 1998 and July 8, 1998, respectively, for the services of the Bankers and will not amend either letter without Parent's prior, written consent. The Company has no other agreements, obligations or understandings in connection therewith. Any and all fees, commissions, expenses or other sums payable to Meyerson shall be payable only upon the consummation of the Merger. The Company shall not be obligated to pay any such fees or expenses to Meyerson if the Merger is not consummated. Subject to the foregoing restrictions, any fees payable to Meyerson shall be payable in shares of Parent Common Stock valued at the closing price of the Parent's Common Stock on the Nasdaq National Market on the date prior to the consummation of the Merger (the "Meyerson Shares"). The Parent agrees to issue the Meyerson Shares in accordance with the terms of the retainer letter with Meyerson.

     Transactions with Interested Persons.  Except as disclosed in Schedule
     ------------------------------------                          --------
2.27 of the Company Disclosure Schedule to the Company's knowledge, no officer,
----
director or 5% stockholder of the Company or any Subsidiary, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary or any organization which has a material contract or arrangement with the Company or any Subsidiary, or (ii) has any material contract or agreement with the Company or any Subsidiary other than as disclosed on a schedule hereto, and all such agreements are, except as noted on such schedule, on arms-length terms.

     Absence of Sensitive Payments.  Neither the Company, any Subsidiary,
     -----------------------------
nor, to the knowledge of the Company, any of the Company's or any Subsidiary's directors, officers, agents, stockholders or employees, on behalf of the Company or any Subsidiary:

          has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

          has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

          has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether Federal, state or local (foreign or domestic) where such contributions were a violation of applicable law.

     Year 2000.  All operating codes, programs, utilities and other software,
     ---------
as well as all hardware and systems, utilized by the Company and its Subsidiaries in their businesses, or in the provisions or services by the Company and its Subsidiaries, or comprising software, hardware and/or systems sold by the Company and its Subsidiaries to third parties, are designed to record, store, process, and present calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, as provided on or before

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 22
Execution Copy

December 31, 1999. Such software and hardware is designed to not lose functionality or degrade in performance as a consequence of such software and hardware operating at a date later than December 31, 1999.

     Disclosure of Material Information. No representation or warranty by the
     ----------------------------------
Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule, any exhibit to this Agreement or certificate issued by or to be issued by the Company and furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     Regulatory Correspondence.    The Company has made available to the Parent
     -------------------------
true and correct copies of any and all material correspondence from or to any federal governmental or regulatory agencies or bodies since January 1, 1997, including, without limitation, all significant correspondence with the Securities and Exchange Commission, the National Association of Securities Dealers and the United States Justice Department.

     Company Action.
     --------------

          The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved the Merger in accordance with the provisions of the DGCL, (iii) approved this Agreement, the Certificate of Merger and the Option Agreement, (iv) authorized the execution and delivery of this Agreement, the Certificate of Merger and the Option Agreement and (v) directed that this Agreement and the Merger be submitted to the Company Stockholders for their approval and resolved to recommend that Company Stockholders vote in favor of the approval of this Agreement and the Merger.

          The Company has received the opinion of FBW dated of recent date, satisfactory to the Company and its Board of Directors to the effect that the terms of the Merger are fair to the Company Stockholders from a financial point of view (the "FBW Opinion").

          On the date hereof, the Company has entered into an option agreement (the "Option Agreement") with the Parent in substantially the form attached hereto as Exhibit B pursuant to which the Company grants the Parent an option,
          ---------
under certain circumstances whereby this Agreement is terminated and the Merger does not take place as contemplated herein, to purchase up to that number of Company Shares as may equal 16% of the issued and outstanding Company Shares, at a price equal to the Per Share Consideration payable in cash.

          The Company shall use it reasonable efforts to obtain and deliver to the Parent simultaneously with the execution of this Agreement or as soon as practicable thereafter, the written agreement of the executive officers and directors listed on Schedule 2.32 hereto, and all other persons or entities who
                    -------------
are at such time "affiliates" of the Company for purposes of Rule 145 under the Securities Act, to the extent such persons or entities own Company Shares (the "Company Affiliates") substantially in the form attached hereto as Exhibit C (an
                                                                   ---------
"Affiliate Agreement") pursuant to which each of the Company Affiliates shall have (i) acknowledged that the Merger Shares to be received by them will be subject to certain resale restrictions under Rule 145 of the Securities Act, and
(ii) with respect to the Company Affiliates who are directors or executive officers of the Company (other than Mr. William Kimberly) agreed

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 23
Execution Copy
to vote all Company Shares owned by them or over which they have voting control, in favor of the Merger and this Agreement and irrevocably grant a proxy, coupled with an interest, to the Parent or its designee to vote such Company Shares in favor of this Agreement and the Merger. Schedule 2.32 of the Company Disclosure
                                        -------------
Schedule identifies all persons or entities who or which are as of the date hereof Company Affiliates.

          The Company has delivered to the Parent the Employment Agreements and Noncompetition and Confidentiality Agreements (attached hereto as Exhibits E and E-1, respectively and referred collectively as the "Employment Agreements") executed by Harry E. Hagerty, Ronald W. Johnston and John F. McCarthy III, which agreements will become effective only upon consummation of the Merger.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                         AND THE ACQUISITION SUBSIDIARY

    Each of the Parent and the Acquisition Subsidiary hereby jointly and severally represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III; provided, however, that any matter disclosed in any Section hereof or on any part of the Parent Disclosure Schedule shall be deemed disclosed for purposes of every Section hereof and every part of the Parent Disclosure Schedule; provided further, that the Parent shall make a good faith effort to include any disclosure (by cross-reference or repeating the disclosure) that is required by more than one representation and warranty in each applicable portion of the Parent Disclosure Schedule.

     Organization of Parent and Acquisition Subsidiary.  The Parent is a
     -------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Belgium with full corporate power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Parent owns all of the issued and outstanding capital stock of the Acquisition Subsidiary. The Acquisition Subsidiary was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby. Except for obligations or liabilities incurred in connection with its incorporation, continuing existence or the transactions contemplated hereby, The Acquisition Subsidiary has not incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any kind whatsoever or entered into any agreements or arrangements with any person or entity. The copies of the Parent's Restated Articles of Incorporation and the Acquisition Subsidiary's Certificate of Incorporation, each as amended to date, certified by the appropriate Belgian authorities and the Delaware Secretary of State, respectively, and of the Acquisition Subsidiary's Bylaws as amended to date, certified by its Secretary, copies of which have been delivered to the Company.

     Capitalization.  All of the Merger Shares will be, when issued in
     --------------
accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 24
Execution Copy
authorized or outstanding options, warrants, calls, rights, commitments or other agreements of any character to which the Acquisition Subsidiary is a party or by which it is bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Acquisition Subsidiary.

     Authorization of Transaction.  Each of the Parent and the Acquisition
     ----------------------------
Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of this Agreement and the consummation by each of the Parent and the Acquisition Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Parent and the Acquisition Subsidiary. This Agreement has been duly and validly executed and delivered by each of the Parent and the Acquisition Subsidiary and constitute valid and binding obligations of the Parent and the Acquisition Subsidiary, enforceable against them in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     No Conflict of Transaction With Obligations and Laws.  Subject to
     ----------------------------------------------------
compliance with the applicable requirements of the Coordinated Laws on Commercial Companies of Belgium (which have been described in a memorandum which has been made available to the Company), the Securities Act, any applicable state takeover or securities laws, the Exchange Act, the Nasdaq National Market, the Easdaq market and the filing of the Certificate of Merger and any other documents as required by the DGCL, neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Charter or Bylaws of the Parent or the Acquisition Subsidiary; (ii) require any consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to, any person, court, arbitration tribunal, administrative agency or commission or other governmental or regulatory agency or authority (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any indebtedness; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary is a party or by which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary or any of their assets are bound; (v) result in the creation of any lien or encumbrance upon any of the assets of the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary; (vi) result in a violation of any law, regulation, administrative order or judicial order, decree or judgment applicable to the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary, or their businesses or assets; or (vii) invalidate or adversely affect any permit, license or authorization used in the Parent's (including any subsidiary of the Parent) or the Acquisition Subsidiary's business, excluding from clauses
(ii) through (vii) consents, waivers, exemptions, approvals or authorizations, declarations, filings or registrations, notices, conflicts, breaches, defaults, liens or encumbrances, or violations which would not, either individually or in the aggregate, have a material adverse effect on the business, properties, operations, assets, revenues or condition (financial or otherwise) of the Parent and its subsidiaries on a consolidated basis (a "Parent Material Adverse Effect") or materially impair or preclude the Parent's or the

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 25
Execution Copy

Acquisition Subsidiary's ability to consummate the Merger or the transactions contemplated hereby. Neither the execution, delivery and performance of the Agreement nor the performance of the transactions contemplated hereby will give rise to a right of any party (other than the Parent) to terminate, modify or cancel any contract, agreement or other instrument except where any terminations, modifications or cancellations, either individually or in the aggregate, would not have a Parent Material Adverse Effect.

     Reports and Financial Statements
     --------------------------------

          The Parent has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 20-F for the fiscal years 1996 and 1997, as filed with the SEC, and any amendments thereto, (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 1996 and (c) all other reports filed pursuant to the Exchange Act since January 1, 1996 (such annual reports, proxy statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Parent Reports"). As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated audited financial statements, and schedules (if any) of the Parent included in the Parent Reports (together, the "Parent Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Parent and each of its subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Parent.

          The consolidated balance sheet contained in the Parent's Annual Report on Form 20-F for the fiscal year ended December 31, 1997, including the footnotes thereto, is sometimes referred to hereinafter as the "Parent Base Balance Sheet."

          The books of account of the Parent are complete and accurate in all material respects.

     Claims and Legal Proceedings.  As of the date hereof, there are no
     ----------------------------
claims, actions, suits, arbitrations, proceedings or investigations pending (or, to the best knowledge of Parent, threatened) against Parent or any of its subsidiaries, and there are no outstanding court orders, court decrees, or court stipulations to which Parent or any of its subsidiaries is a party or by which any of their respective assets are bound, any of which (a) affect this Agreement or the transactions contemplated hereby, (b) would, individually or in the aggregate materially restrict the present business, properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Parent or any of its subsidiaries, or (c) would, individually or in the aggregate, have a Parent Material Adverse Effect or materially impair or preclude the Parent's or the Acquisition Subsidiary's ability to consummate the Merger or the other transactions contemplated hereby.

     Present Compliance with Obligations and Laws.  As of the date hereof, the
     --------------------------------------------
Parent is not: (a) in violation of its Charter or Bylaws; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or breach of (with or without the passage of time or the giving of notice) any other contract to which it is party or by which it or its assets are bound; or (d) in violation of any law, regulation, administrative order or juridical

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 26
Execution Copy
order, decree, or judgment applicable to it or its business or assets, except where any violation or default under items (b), (c) or (d) would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     Permits.  As of the date hereof, each of the Parent and the Acquisition
     -------
Subsidiary holds all licenses, permits, registrations, orders, authorizations, approvals and franchises which are required to permit it to conduct its business as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     Disclosure of Material Information.  As of the date hereof, no
     ----------------------------------
representation or warranty by the Parent or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the Parent's Disclosure Schedule, any exhibit to this Agreement or certificate issued by or to be issued by the Parent and furnished or to be furnished to the Company pursuant to the Agreement contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     Parent Action.  The Parent has received the opinion of Cowen & Company
     -------------
satisfactory to the Parent to the effect that the terms of the Merger are fair to the Parent from a financial point of view. A copy of such letter has been previously furnished to the Company.

     Liquidation.  The Parent has no present intention to dissolve, sell all
     -----------
or substantially all of its assets or discontinue its core business.


                                   ARTICLE IV

                                   COVENANTS

     Reasonable Best Efforts.  Each of the Parties shall use, and the Parent
     -----------------------
shall cause the Acquisition Subsidiary to use, reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement, including, but not limited to the delivery of certificates reasonably requested in connection with any opinions to be delivered hereunder.

     Notices and Consents.  Each of the Parties shall use, and the Parent
     --------------------
shall cause the Acquisition Subsidiary to use, reasonable best efforts to obtain, at its reasonable expense, all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities or authorities, and to effect all such registrations, filings and notices with or to third parties and governmental entities or authorities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

     Special Meeting, Prospectus/Proxy Statement and Registration Statement;
     -----------------------------------------------------------------------
Fairness Opinion.
----------------

     The Parent and the Company shall jointly prepare, and the Company shall file with the SEC under the Exchange Act, subject to the other provisions of this Agreement, proxy materials for the purpose of soliciting proxies from holders of Company Shares to vote in favor of the adoption of this Agreement and

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 27
Execution Copy
the approval of the Merger at a meeting of holders of Company Shares to be called and held for such purpose (the "Special Meeting"). Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of offering the Merger Shares to holders of Company Shares and soliciting such proxies from holders of Company Shares (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to herein as the "Prospectus/Proxy Statement"). The Parent and Acquisition Subsidiary shall furnish to the Company all information concerning the Parent and Acquisition Subsidiary as the Company may reasonably request in connection with the preparation of the Prospectus/Proxy Statement. The Parent and its counsel shall be given an opportunity to review and comment on the Prospectus/Proxy Statement prior to its filing with the SEC. The Company, with the assistance of the Parent, shall promptly respond to any SEC comments on the Prospectus/Proxy Statement and shall otherwise use reasonable best efforts to resolve as promptly as practicable all SEC comments thereon.

          A copy of the FBW Opinion shall be delivered by the Company to the Parent no later than the day that the preliminary proxy materials described in subparagraph (a) above are first filed with the SEC.

          The Parent shall prepare and file with the SEC under the Securities Act and all other applicable regulatory bodies as soon as reasonably practicable, a Registration Statement on Form F-4 with respect to shares of Parent Common Stock to be issued in the Merger and the Meyerson Shares (the "Registration Statement"), which shall include the Prospectus/Proxy Statement as a part thereof. The Company and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC. The Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable. The Parent shall also take any and all such actions to satisfy the requirements of the Securities Act, including Rule 145 thereunder, and the Exchange Act. Prior to the Closing Date, the Parent shall use its reasonable, good faith efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other such actions which may be necessary to enable the Parent Common Stock to be issued pursuant to the Merger in each such jurisdiction.

          Promptly following the resolution of all SEC comments on the Prospectus/Proxy Statement and the declaration of effectiveness of the Registration Statement, the Company shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and subject to the other provisions of this Agreement, solicit proxies from Company Stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Special Meeting.

          The Company shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Company shall make sure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to Company Stockholders, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to the Parent and the Acquisition Subsidiary or any other information furnished by the

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 28
Execution Copy

Parent in writing for inclusion in the Prospectus/Proxy Statement). The information relating to the Company supplied by the Company for inclusion in the Registration Statement will not as of the effective date of the Registration Statement (or any amendment or supplement thereto) or at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

          The Parent shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation, filing and distribution of the Registration Statement and the offering and issuance of the Merger Shares. Without limiting the foregoing, the Parent shall make sure that the Registration Statement does not, as of its effective date, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company in writing for inclusion in the Registration Statement). The information supplied by the Parent for inclusion in the Prospectus/Proxy Statement to be sent to the stockholders of the Company in connection with the Special Meeting will not, on the date the Prospectus/Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

          The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the Requisite Stockholder Approval. Notwithstanding the foregoing, the obligations set forth in this paragraph (g) shall not apply (and the Board of Directors shall be permitted to modify or withdraw any such recommendation previously made) if the Board of Directors of the Company, after consultation with and based upon the written reasoned opinion of independent legal counsel (who may be the Company's regular legal counsel) that to not withdraw such recommendation would be reasonably likely to constitute a breach of the fiduciary duties of the Board of Directors under application law, determines in good faith that to not withdraw such recommendation would constitute a breach of the fiduciary duties of the Board of Directors under applicable law.

     Operation of Business.  Except as contemplated by this Agreement, during
     ---------------------
the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the ordinary course of business and consistent with past practice and in compliance in all material respects with applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and maintain its goodwill and ongoing business in all material respects. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Parent:

          other than as contemplated in this Agreement or the Exhibits hereto, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of,

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 29
Execution Copy
or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities, or amend any of the terms of any Convertible Securities or derivative securities other than the issuance of Company Shares upon the exercise of outstanding Convertible Securities or derivative securities;

          split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          except in the ordinary course of business and consistent with past practice: create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) other than loans incurred to satisfy the working capital needs of the Company; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

          enter into, adopt or amend any ERISA Benefit Plan or Benefit Plan or any employment or severance agreement or arrangement (except renewals (without any increase in the benefits) of existing employment agreements of the employees named in Section 2.32(e)) or (except for normal increases in the ordinary course of business and consistent with past practice) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, pay any bonuses not accrued for in any of the Financial Statements other than (i) as referred to in Section 2.9(j) and (ii) bonuses in the ordinary course of business, consistent with past practices (in an aggregate amount not to exceed $25,000), or pay any benefit not required by the terms in effect on the date hereof of any existing ERISA Benefit Plan or Benefit Plan;

          acquire, sell, lease, encumber or dispose of any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof or any assets, other than purchases and sales of assets in the ordinary course of business and consistent with past practice;

          amend its Charter or Bylaws;

          change in any material respect its accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

          discharge or satisfy any security interest, lien or other encumbrance or pay any obligation or liability other than as may be required by contract or law or in the ordinary course of business and consistent with past practice;

          mortgage or pledge any of its property or assets or subject any such assets to any security interest, lien or other encumbrance, except for Permitted Liens and to fund the Company's working capital needs;

          sell, assign, transfer or license any Intellectual Property Assets, other than in the ordinary course of business and consistent with past practice;

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 30
Execution Copy
          enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or material default under, or waive any material rights under, any material contract or agreement;

          make or commit to make any capital expenditure in excess of $10,000 per item or $50,000 in the aggregate;

          obtain directors' and officers' liability insurance (except renewals (without any increase in the benefits) of the existing directors' and officers' liability insurance listed on Schedule 2.23 of the Company Disclosure Schedule);
                              -------------

          agree in writing or otherwise to take any of the foregoing actions.

     In addition, the Company shall not without prior oral consultation with the Parent hire any employees or retain any consultants other than nonmanagement or nonsupervisory personnel in the ordinary course of business.

     Conduct of Parent Business.  The Parent covenants and agrees that, from the
     --------------------------
date hereof through the Closing Date, except as otherwise set forth in this Agreement, it shall not, and shall cause the Acquisition Subsidiary not to recommend to the stockholders that any dividend on, or distribution in respect of, any of Parent's capital stock be declared, set aside, paid or made except dividends payable solely in common stock or in connection with the Parent's outstanding 4.75% Preferred Income Equity Securities.

     Access.  Each party shall permit representatives of the other to have
     ------
access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to such party, all in accordance with the terms of the respective letter agreements dated July 1, 1998, executed by each of the Parent and the Company, copies of which are attached hereto as Exhibit F (the "Confidentiality Agreements"); provided that (i) the representatives of the Company may have the access to the Parent permitted hereunder only in order to conduct customary due diligence regarding the completeness of the Parent Reports and other information set forth herein as the Company may reasonably request and
(ii) the parties and their representatives shall not make any copy or other record of the names of any of the customers of the other parties or the names of other persons or entities that are parties to contracts with such other party (except for names that appear in contracts, copies of which already have been provided to the other party).

     Notice of Breaches and Updates.
      -----------------------------

          The Company shall promptly deliver to the Parent written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Company Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such Party. The Parent or the Acquisition Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Parent or the Acquisition Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Parent or the

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 31
Execution Copy

Acquisition Subsidiary of, or a failure by the Parent or the Acquisition Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such Party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

          The parties shall, if necessary, amend any schedule required in connection with a representation made as of a specific date as if the representation were made as of the Effective Time; provided however that such amendments, to the extent that they reflect changes which occurred after the date hereof, shall be for informational purposes only and shall not result in any liability to the party making such amendment.

     Exclusivity.
     -----------

          Except as specifically permitted in this Section 4.8, the Company shall not, and the Company shall use reasonable best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any person or entity (other than the Parent) concerning any Acquisition Transaction or (ii) take any other action intended or designed to facilitate the efforts of any person or entity (other than Parent) relating to a possible Acquisition Transaction. For purposes of this Agreement, the term "Acquisition Transaction" shall mean any of the following involving the Company or any subsidiary of the Company, that is material to the business, results of operation, prospects or financial condition of the Company: (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger and those transactions which would result in the current stockholders owning, directly or indirectly, 85% or more of the equity of the surviving corporation); (ii) any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 15% or more of the Company Shares or the filing of a registration statement under the Securities Act in connection therewith; (iv) the acquisition by a person or entity, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 15% or more of the Company Shares, whether by tender offer, exchange offer or otherwise; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          Notwithstanding anything herein to the contrary, in the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into, an Acquisition Transaction, the Company, at its discretion, shall be permitted to furnish to and communicate with any such party all publicly available information requested by such party. In the event that such party requests information in addition to that which is publicly available, the Company may furnish to and communicate with such third party non-public information and otherwise negotiate with such party, only if (i) two (2) business days prior written notice shall have been given to the Parent and
(ii)(A) the Company's Board of Directors shall have been advised in writing by its investment banker that it believes such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction,
(B) the Company's Board of Directors shall have been advised, by the written reasoned opinion of outside counsel to the Company, that any failure to provide such non-public information to such party would be reasonably likely to constitute a breach of the fiduciary responsibilities of the Board of Directors to the Company Stockholders and (C) the Company's Board of Directors, after weighing such advice, determines that failing to furnish such information would constitute a breach of the Board's fiduciary duties. Notwithstanding anything herein to the contrary, nothing shall prohibit the Board of Directors of the Company from responding to a tender offer or complying with its obligations under Rules 14d-9 or 14e-2 of the Exchange Act.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 32
Execution Copy

     Listing of Merger Shares.  On or before the Effective Time, the Parent
     ------------------------
shall list the Merger Shares on the Nasdaq National Market.

     Hart-Scott-Rodino.   Each party shall use all commercially reasonable
     -----------------
efforts to file as promptly as practicable all Notification and Report Forms under the HSR Act, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and use all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from such governmental agencies for additional information or documentation in order to obtain as soon as practicable all necessary governmental approvals under the HSR Act, if any, for the transactions contemplated hereby.

Options; Warrants; Convertible Debentures; Preferred Stock.
----------------------------------------------------------

          The Company shall not permit any options or warrants to purchase its capital stock (issued by the Company pursuant to its stock option plan or otherwise) to become vested or exercisable (or to otherwise accelerate) as a result of this Agreement or the consummation of the Merger, except pursuant to the express terms hereof or the Employment Agreements and all options held by Mark Paiewonski, which latter options shall entirely vest upon consummation of the Merger and be treated, for purposes hereof, as if they were Subject Warrants or Employee Options under Section 4.13(i).

          The Company shall use its commercially reasonable best efforts to obtain the written agreement of all holders of (i) Convertible Securities consenting to receipt of the Merger Consideration pursuant to Section 1.8 hereof, and (ii) Employee Options consenting to either the substitution of their Employee Options or the acceptance of the cash payment therefor, pursuant to
Section 4.13 hereof.

     Indemnification.
     ---------------

          The Parent and the Acquisition Subsidiary agree that all rights to indemnification for acts or omissions occurring through the Effective Time of the Merger now existing in favor of the current directors and officers of the Company as provided in the Charter or Bylaws of the Company or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before or at the Effective Time; provided,
                                                                --------
however, that the Surviving Corporation shall not be obligated to make annual
-------
premium payments for such insurance to the extent that such premiums exceed an amount equal to 200% of the annual premiums paid as of the date hereof by the Company for such insurance and if such premiums exceed such amount the Surviving Corporation shall purchase insurance policies in amounts and with coverage as reasonably can be purchased for such amount.

          Parent agrees to be jointly and severally liable with the Company and the Surviving Corporation for their indemnification obligations to the Company's current directors and officers, in all capacities in which such directors or officers served the Company through the Effective Time, as set forth in the Company's Charter and Bylaws or in any indemnification agreements by and between the Company and

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 33
Execution Copy
such current directors and officers and to the extent such indemnification by the Company is permitted under DGCL.

          Parent further agrees to be jointly and severally liable with the Surviving Corporation for any indemnification obligation it may have to directors (in any capacity) of the Company who continue to serve as directors or employees of the Surviving Corporation after the Effective Time pursuant to any indemnification agreements entered into by the Company with such directors or employees, with respect to acts or events (in any capacity) while serving as a director or employee of the Surviving Corporation on or after the Effective Time to the extent such indemnification by the Surviving Corporation is permitted under DGCL.

          In the event the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 4.12.

          The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

     Employees.   As soon after the execution of this Agreement as is
     ---------
reasonably practicable, the Parent, after consultation with the Company, shall offer (subject to the condition that the Merger be consummated) to each employee of the Company, in consideration of such employee remaining in the employ of the Company until consummation of the Merger (and, in the discretion of the Parent, thereafter), either (i) (a) the substitute warrants referred to in Section 1.8 in exchange for his Employee Option and (b) such number of new warrants or options to purchase Parent Common Stock as shall be determined by Parent; or
(ii) an amount, payable in cash promptly after consummation of the Merger, in exchange for the cancellation of any Option to purchase Company Shares held by him, equal to the product obtained by multiplying (a) the number of Company Shares underlying all vested and unvested options held by such employee immediately prior to the Effective Time by (b) the positive difference, if any, obtained by subtracting the exercise price of such options from $5.60.

     Convertible Debentures.   Following the consummation of the Merger,
     ----------------------
Parent shall cause the Company to promptly pay in cash all accrued but unpaid interest due on the Convertible Debentures.

     Tax-Free Merger.  The Parent, the Acquisition Subsidiary and the Company
     ---------------
shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, shall cooperate in filing tax returns required by the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code.

                                   ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

     Conditions to Each Party's Obligations.  The respective obligations of
     --------------------------------------
each Party to consummate the Merger are subject to the satisfaction of or waiver by each of the Parties of the following conditions:

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 34
Execution Copy
          this Agreement and the Merger shall have received the Requisite Stockholder Approval;

          the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and applicable state securities laws, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or any state and remain in effect;

          the Merger Shares shall have been authorized for listing on the Nasdaq National Market; and

          the applicable waiting period under the HSR Act shall have been terminated or shall have expired without a request for further information under such Act, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S. Justice Department.

     Conditions to Obligations of the Parent and the Acquisition Subsidiary.
     ----------------------------------------------------------------------
The obligation of each of the Parent and Acquisition Subsidiary to consummate the Merger is subject to the satisfaction of or waiver by the Parent and the Acquisition Subsidiary of the following additional conditions:

          the representations and warranties of the Company set forth in Article II shall be true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date and except if such inaccuracies individually or in the aggregate do not cause a Company Material Adverse Effect;

          the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate of its Chairman, President or Chief Financial Officer to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a), (b) and (d) of this Section 5.2 is satisfied;

          the Company shall have obtained all of the material waivers, permits, consents, approvals or other authorizations necessary to be obtained by it to consummate the Merger, and effected all material registrations, filings and notices necessary to be effected by it to consummate the Merger;

          the Company shall have obtained and delivered to the Parent and the Acquisition Subsidiary copies of all consents, exercise notices or agreements from each holder of a Convertible Security necessary to convert the Convertible Securities into shares of Parent Common Stock pursuant to Section 1.8;

          no action, suit or proceeding shall be pending or threatened before any governmental entity or authority which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect; provided, however, that the Parent
                                              --------  -------
shall

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 35
Execution Copy
contest or cooperate with the Company in contesting, as applicable, the action, suit or proceeding and if any injunction or order has been so issued will use reasonable efforts to have it dismissed;

          from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Company Material Adverse Effect, nor shall there have occurred any event or development which is reasonably likely to result in a Company Material Adverse Effect;

          the Parent and the Acquisition Subsidiary shall have received from Graubard Mollen & Miller, Stoppelman Law Firm, P.C., or other counsel to the Company reasonably acceptable to the Parent, an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to the Parent and the
                     ---------
Acquisition Subsidiary and dated as of the Closing Date;

          Parent shall have received "comfort" letters from Grant Thornton, LLP, independent certified public accountants for the Company, dated the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

          Parent shall have received an opinion of Graubard Mollen & Miller dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Acquisition Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Parent or Acquisition Subsidiary as a result of the conversion of Company Shares into Parent Common Stock, and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into Parent Common Stock. In rendering such opinion, Graubard Mollen & Miller may receive and rely upon representations contained in certificates of Parent, Acquisition Subsidiary and the Company; and

          The total gross revenues of the Company for the quarter ended June 30, 1998 shall not have been less than, and the net loss of the Company for the quarter ended June 30, 1998 shall not have been greater than as described in the letter from the Company to the Parent dated the date hereof, and the average days sales outstanding of the Company's accounts receivable ("DSO's") as of the Effective Time shall not be more than 110% of the DSO's as of March 31, 1998.

     Conditions to Obligations of the Company.  The obligation of the Company
     ----------------------------------------
to consummate the Merger is subject to the satisfaction of or waiver by the Company of the following additional conditions:

          the representations and warranties of the Parent and the Acquisition Subsidiary set forth in Article III shall be true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date and except if such inaccuracies individually or in the aggregate do not cause a Parent Material Adverse Effect;

          each of the Parent and the Acquisition Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 36
Execution Copy
          each of the Parent and the Acquisition Subsidiary shall have delivered to the Company a certificate of its President and Chief Financial Officer to the effect that each of the conditions specified in clauses (b) and (c) of Section
5.1 and clauses (a), (b) and (d) of this Section 5.3 is satisfied in all respects;

          the Parent and the Acquisition Subsidiary shall have obtained all material waivers, permits, consents, approvals or other authorizations necessary to be obtained by them to consummate the Merger and effected all material registrations, filings and notices, necessary to be effected by them to consummate the Merger;

          no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against the Parent, the Acquisition Subsidiary or the Company which prohibits the consummation of the Merger; provided, however, that the Company shall have contested or cooperated with Parent or the Acquisition Subsidiary, as applicable, in contesting, the action suit or proceeding giving rise to such writ, order, decree or injunction and shall have used reasonable efforts to have the same dismissed;

          if any action, suit or proceeding shall be pending or threatened before any governmental entity or authority which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) materially and adversely affect or otherwise encumber the title of the Merger Shares to be issued to the pre-Merger stockholders of the Company upon consummation of the Merger; provided, however, that the Company shall automatically be deemed to have waived this requirement if the Parent agrees to provide the Company's pre-Merger officers, directors and controlling persons with full and fair indemnification with respect to such action, suit or proceeding in form and substance reasonably satisfactory to the Company;

          the Company shall have received from Brown, Rudnick Freed & Gesmer, United States counsel to the Parent and the Acquisition Subsidiary, an opinion with respect to the matters set forth in Exhibit H attached hereto, addressed to
                                         ---------
the Company and dated as of the Closing Date;

          the Company shall have received from Loeff Claeys Verbeke, Belgian counsel to the Parent, an opinion with respect to the matters set forth in
Exhibit I attached hereto, addressed to the Company and dated as of the Closing
---------
Date;

          the Company shall have received "comfort" letters from KPMG Goerdeler Bedrijfsrevisoren, independent certified public accountants for the Parent, dated the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

          the Company shall have received an opinion of Brown, Rudnick, Freed & Gesmer, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Parent or Subsidiary as a result of the conversion of Company Shares in Parent Common Stock, and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 37
Execution Copy

Parent Common stock. In rendering such opinion, Brown, Rudnick, Freed & Gesmer may receive and rely upon representations contained in certificates of Parent, Subsidiary and the Company; and

          the Average Market Value shall be greater than $20 per share.

                                   ARTICLE VI

                          TERMINATION AND ABANDONMENT

     Termination.  In connection with the structure of the transactions as
     -----------
described in this Agreement, the parties have agreed that this Agreement shall not be terminated, nor the Merger abandoned, except in accordance with the provisions of this Article VI, all strictly construed against the Party seeking such termination. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the Company Stockholders:

          by mutual written consent of the Boards of Directors of the Parent and the Company;

          by either the Parent or the Company, if, without fault of such terminating party, the Merger shall not have been consummated on or before November 30, 1998;

          by either the Parent or the Company, if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree ruling or other action shall have become final and nonappealable provided that the party seeking termination shall have diligently contested such ruling;

          by either the Parent or the Company, if this Agreement and the Merger fail to receive the Requisite Stockholder Approval; or

          by either Parent or the Company if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the Merger or shall have resolved to do any of the foregoing or (ii) the Board of Directors of the Company shall have recommended or resolved to recommend to its stockholders an Acquisition Transaction other than the Merger.

     Termination by the Parent.  This Agreement may be terminated and the
     -------------------------
Merger may be abandoned by action of the Board of Directors of the Parent, at any time prior to the Effective Time, before or after the approval by the Company Stockholders, if:

          the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the Closing condition set forth in Section 5.2(b) would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Company of written notice of such failure;

          there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement in any material respect such that the Closing condition set forth in Section 5.2(a) would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 38
Execution Copy

Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Company of written notice of such failure;

          the Company shall furnish or disclose non-public information to a third party with respect to any Acquisition Transaction, or shall have resolved to do the foregoing and publicly disclosed such resolution; or

          the Average Market Value is less than $43.00 per share.

     Termination by the Company.  This Agreement may be terminated and the
     --------------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Stockholders, by action of the Board of Directors of the Company, if:

          the Parent or the Acquisition Subsidiary shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 5.3(b) would not be satisfied provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Parent of written notice of such failure;

          there exists a breach or breaches of any representation or warranty of the Parent or the Acquisition Subsidiary contained in this Agreement in any material respect such that the Closing condition set forth in Section 5.3(a) would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Parent of written notice of such failure; or

          the Average Market Value is not greater than $20.

     Procedure for Termination.  In the event of termination and abandonment
     -------------------------
of the Merger by the Parent or the Company pursuant to this Article VI, written notice thereof shall forthwith be given to the other.

     Effect of Termination and Abandonment.
     -------------------------------------

          In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VI, no Party hereto (or any of its directors or officers) shall have any liability or further obligation to any other Party to this Agreement, except as provided in the Confidentiality Agreement and this
Section 6.5.

          In the event of termination of this Agreement pursuant to Sections 6.1(d) or (e), or by the Parent pursuant to Section 6.2(a), (b) or (c) (except
Section 6.2(b) with respect to a breach of a representation or warranty deemed to be made at the Effective Time (as opposed to upon execution of this Agreement) if such breach was caused by factors outside of the Company's control), then the Company shall, within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent up to $1.5 million for all documented out of pocket reasonable fees and expenses incurred by the Parent (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 39
Execution Copy

(subject to such $1.5 million limit, "Parent Documented Expenses"); provided, however, that the Company shall not be obligated to pay any Parent Documented Expenses if the Parent or the Acquisition Subsidiary shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 5.3(b) would not be satisfied or there exists a breach or breaches of any representation or warranty of the Parent or the Acquisition Subsidiary contained in this Agreement in any material respect such that the closing condition set forth in Section 5.3(a) would not be satisfied.

          In the event of termination of this Agreement pursuant to Section 6.1(e) , the Company shall, within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent a fee equal to $1.5 million (the "Termination Fee").

          To the extent that the Termination Fee has not already become payable and been paid and the Company has become obligated to pay the Parent Documented Expenses under (b), above, and, if after the date hereof and prior to any termination pursuant to Sections 6.1(c) (if and only if the action arose out of or relates to an Acquisition Transaction, as defined in Section 4.8(a) above), or (d) or Section 6.2(a), (b) or (c), any person shall have made or discussed with the Company a proposal concerning an Acquisition Transaction and prior to or within twelve (12) months after the termination of this Agreement the Company or any of its Subsidiaries, or any Company Affiliate enters into a definitive agreement with a third party with respect to an Acquisition Transaction or an Acquisition Transaction is effected, then the Company, prior to entering into any such definitive agreement or any such Acquisition Transaction being effected, shall, within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent the Termination Fee.

          In the event of a termination of this Agreement by the Parent pursuant to Section 6.2(d), the Parent shall, within five (5) business days thereafter,
(i) pay the Company by wire transfer of immediately available funds to an account specified by the Company up to $1.5 million for all documented out of pocket reasonable fees and expenses incurred by the Company (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby (subject to such $1.5 million limit, "Company Documented Expenses"); provided, however, that the Parent shall not be obligated to pay any Company Documented Expenses if the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 5.2(b) would not be satisfied or there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement in any material respect such that the closing condition set forth in Section 5.2(a) would not be satisfied; and (ii) purchase $750,000 of Company Shares at a price (payable by wire transfer in immediately available funds to an account specified by the Company) equal to the arithmetic average (rounded to the nearest five decimal places) of the closing price per Company Share as reported on the American Stock Exchange for the ten (10) consecutive trading days beginning five (5) days prior to the date of termination of this Agreement. Parent shall not be required to satisfy this
Section 6.5(e)(ii) if the Company fails to obtain a ruling of the Commercial Court of Nantere prior to the date which is three business days before the Special Meeting requiring SARL Mansoft or any affiliate thereof to pay to the Company at least $1,160,250 pursuant to Mansoft's outstanding accounts receivable to the Company in the amount of $1,547,000.

          In the event of a termination of this Agreement by the Company pursuant to Section 6.3(a) or (b) (except Section 6.3(b) with respect to a breach of a representation or warranty deemed to be made at the Effective Time (as opposed to upon execution of this Agreement) if such breach was caused by factors

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 40
Execution Copy
outside the Parent's control) then the Parent shall, within five (5) business days thereafter, pay the Company by wire transfer of immediately available funds to an account specified by the Company up to $1.5 million for all documented fees and expenses incurred by the Company (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby (subject to such $1.5 million limit, "Company Documented Expenses"); provided, however, that the Parent shall not be obligated to pay any Company Documented Expenses if the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 5.2(b) would not be satisfied or there exists a breach or breaches of any representation or warranty of the Parent or the Acquisition Subsidiary contained in this Agreement in any material respect such that the closing condition set forth in Section 5.2(a) would not be satisfied.


                                  ARTICLE VII

                                 MISCELLANEOUS

     Reset Election.
     --------------

          Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of this Section 7.1, if the Average Market Value of the Parent Common Stock is less than $43.00, and this Agreement is not otherwise terminated pursuant to the terms hereof, the Parent may elect (a "Reset Election") to pay as Merger Consideration a combination of cash and Parent Common Stock with an aggregate value of $5.04 per share (with each share of Parent Common Stock deemed to have a value equal to the Average Market Value); provided, however, in no event may the number of shares of Parent Common Stock included in the Merger Consideration be less than the number of shares of Parent Common Stock that would have been included in the Merger Consideration had the Average Market Value been equal to $43.00; and provided further, that the Parent may not pay cash in a total amount that would render Graubard Mollen & Miller and Brown, Rudnick, Freed & Gesmer unable to deliver their opinions to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code. In addition, in connection with such Reset Election, the Parent may elect to require the Company to be merged with and into the Acquisition Subsidiary (the "Forward Merger") such that, upon consummation of the Forward Merger, the Acquisition Subsidiary would be the Surviving Corporation. If the Parent elects to require the Forward Merger, the Company shall be permitted to revise the Company Disclosure Schedule as necessary to satisfy Section 5.2(a), with such revised Company Disclosure Schedule being substituted for the original for all purposes hereof.

          If at any time after the date hereof the closing price of the Parent's Common Stock on the Nasdaq National market is less than $43.00, the Parent may notify Company that it desires to amend the Prospectus/Proxy Statement to obtain Company Stockholder approval of its right to make a Reset Election. Following such notification, the Company and the Parent, unless the Parent withdraws such notification, shall amend the Prospectus/Proxy Statement and take such other actions as the Company or the Parent shall reasonably deem necessary or desirable to permit the Parent to exercise the Reset Option, including without limitation postponing the Effective Time and extending the automatic termination date of this Agreement from November 30, 1998 to December 31, 1998; provided, however, that from and after December 1, 1998, Parent shall no longer have the right to terminate the Agreement under Section 6.2(d) hereof. In addition, to the extent that any terms of this Agreement are inconsistent with a Reset Election, such terms shall be deemed to be modified to the limited extent necessary to accommodate the Reset Election. All incremental

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 41
Execution Copy
costs arising in connection with such amendment to the Prospectus/Proxy Statement and the resolicitation of the Company's stockholders shall be borne by the Parent; provided, however, that such costs and expenses shall be included in Parent Documented Expenses for purposes of Article VI.

     Fees and Expenses.  All costs and expenses incurred in connection with this
     -----------------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense provided that the Parent shall pay all fees and expenses in connection with the HSR Act and the filing of the Registration Statement, and the Company shall pay all fees and expenses in connection with the printing and mailing of the Prospectus/Proxy Statement. The Parent acknowledges and agrees that the Company has disclosed that it is obligated and will become further obligated for fees and expenses (including fees and expenses of Graubard, Mollen & Miller, the Stoppleman Law Firm and Hogan & Hartson, its counsel and Grant Thornton, LLP, its independent accountants, incurred by it in connection with the Merger and the transactions contemplated hereby. It is understood and agreed that certain of such fees and expenses may be paid by the Company prior to the execution of this Agreement, and the Parent agrees to refrain from taking any action which the Parent or the Acquisition Subsidiary would prevent or delay the payment of reasonable fees and expenses by the Company. Further, the Parent agrees to take, and cause the Acquisition Subsidiary to take, all action necessary to cause the Surviving Corporation to pay promptly any of the foregoing reasonable fees and expenses incurred, but not paid, by the Company prior to the Effective Time.

     Notices.  Any notice or other communication in connection with this
     -------
Agreement shall be deemed to be delivered if in writing (or in the form of a facsimile transmission, receipt telephonically confirmed) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been sent by nationally recognized overnight courier:

     If to the Company to:

     Globalink, Inc.
     9302 Lee Highway
     Fairfax, VA 22301-1208
     Attention:  Harry E. Hagerty, Jr., Chairman
     Tel:  (703) 273-5600
     Fax:  (703) 273-0280

     with a copy to:

     Graubard Mollen & Miller
     600 Third Avenue
     New York, NY  10016
     Attention:  David Alan Miller
     Tel:  (212) 818-8800
     Fax:  (212) 818-8881

     If to the Parent or the Acquisition Subsidiary, to:

     Lernout & Hauspie Speech Products N.V.
     Sint-Krispijnstraat 7

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 42
Execution Copy

     8900 Ieper, BELGIUM
     Tel:  011 32 57 22 8888
     Fax:  011 32 57 20 8489

     with a copy to:

     Brown, Rudnick, Freed & Gesmer, P.C.
     One Financial Center
     Boston, MA  02111
     Attention:  Lawrence M. Levy, Esquire
     Tel:  (617) 856-8200
     Fax:  (617) 856-8201

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of deemed delivery thereof as set forth in this Section 7.2.

     Publicity and Disclosure.  Neither Parent nor Company shall issue any
     ------------------------
press releases or make any other written public disclosure of the transactions contemplated by this Agreement without the prior knowledge and written consent of the other party (which may be evidenced by the initials of an authorized officer of the consenting Party on the document to be disclosed) which consent shall not be unreasonably withheld or delayed.

     Entire Agreement.  This Agreement (including all exhibits or schedules
     ----------------
appended to this Agreement) and the Confidentiality Agreement constitute the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or therein or in the documents incorporated herein or therein by reference.

     Severability.  The invalidity or unenforceability of any provision of this
     ------------
Agreement shall not affect the validity or enforceability of any other provision hereof.

     Assignability.  This Agreement may not be assigned otherwise than by
     -------------
operation of law (a) by the Parent or the Acquisition Subsidiary without the prior written consent of the Company or (b) by the Company without the prior written consent of the Parent. However, any or all rights of the Parent to receive performance (but not the obligations of the Parent to Company hereunder) of the Company hereunder, may be assigned by the Parent to any direct or indirect subsidiary, parent or other affiliate of the Parent. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

     Amendments and Waivers.  The Parties may mutually amend any provision of
     ----------------------
this Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that
                                                       --------  -------
any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 43
Execution Copy

     Governing Law; Venue.
     --------------------

          Except as otherwise required under Belgian law (as described in a memorandum that has been made available to the Company), this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the State of Delaware.

          Any claim, action, suit or other proceeding initiated by any Party, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the State of Delaware, as the Party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and the Parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the Parties hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

     Remedies.  The Parties hereto acknowledge that the remedy at law for any
     --------
breach of the obligations undertaken by the Parties hereto is and will be insufficient and inadequate and that the Parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties shall waive the defense that there is an adequate remedy at law. Without limiting any remedies the Parties may otherwise have hereunder or under applicable law, in the event any Party refuses to perform its obligations under this Agreement, the other Parties shall have, in addition to any other rights at law or equity, the right to specific performance.

     Counterparts.  This Agreement may be executed in multiple counterparts,
     ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Effect of Table of Contents and Headings.  Any table of contents, title
     ----------------------------------------
of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

     No Third Party Beneficiaries.  This Agreement shall not confer any
     ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
                                  --------  -------
Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders.

     Knowledge.   "To the knowledge," "to the best knowledge, information and
     ---------
belief," or any similar phrase shall be deemed to refer to the knowledge of the directors and executive officers of a party and to include the assurance that such knowledge is based upon a reasonable investigation by such persons, unless otherwise expressly provided.

     Nonsurvival of Representations and Warranties.  None of the
     ---------------------------------------------
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 44
Execution Copy
terms apply in whole or in part after the Effective Time, including without limitations those covenants and agreements contained in the Confidentiality Agreements.

     Integration of Exhibits.  All Exhibits and Schedules attached to this
     -----------------------
Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 45
Execution Copy

    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.



                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                     BY: _______________________________
                         Name:
                         Title:


                     BEACH ACQUISITION CORPORATION


                     BY: _______________________________
                         Name:
                         Title:


                     GLOBALINK, INC.


                     BY: _____________________________
                         Name:
                         Title:


--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 46
Execution Copy

                          AGREEMENT AND PLAN OF MERGER

List of Exhibits
----------------
Exhibit A -          Certificate of Merger
Exhibit B -          Option Agreement
Exhibit C -          Affiliate Agreement
Exhibit D -          [Intentionally Omitted]
Exhibit E            Employment Agreements
Exhibit E-1          Noncompetition and Confidentiality Agreements
Exhibit F            Confidentiality Agreement
Exhibit G -          Opinion of Counsel to the Company
Exhibit H -          Opinion of U.S. Counsel to the Parent and the Acquisition Subsidiary
Exhibit I -          Opinion of Belgian Counsel to the Parent

--------------------------------------------------------------------------------
Agreement and Plan of Merger                                    Page 47
Execution Copy

                                                                       EXHIBIT A



                             CERTIFICATE OF MERGER

                                       OF

             BEACH ACQUISITION CORPORATION, a Delaware Corporation

                                 WITH AND INTO

                                  BEACH, INC.

                              ********************

          Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY
CERTIFY:

          FIRST:  That the name and state of incorporation of each of the
          -----
constituent corporations are as follows:

          NAME                                STATE OF INCORPORATION
          ----                                ----------------------

1.        Beach Acquisition Corporation       Delaware

2.        Beach, Inc.                         Delaware

          SECOND:  That an Agreement and Plan of Merger dated July __, 1998 by
          ------
and among Beach Acquisition Corp. and Beach, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:  The name of the surviving corporation of the merger is Beach,
          -----
Inc. (the "Surviving Corporation").

          FOURTH:  The Certificate of Incorporation of the Surviving Corporation
          ------
shall be Amended and Restated in its entirety to read as set forth in Exhibit A
                                                                      ---------
attached hereto.

          FIFTH:  That the executed copy of the Agreement and Plan of Merger is
          -----
on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is [_______________________].

          SIXTH:  That a copy of the Agreement and Plan of Merger will be
          -----
furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

          IN WITNESS WHEREOF, the undersigned, being the President of Beach Acquisition Corp., does hereby execute this Certificate of Merger and so certify, affirm and acknowledge under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this ____ day of ______, 1998.

                                         BEACH ACQUISITION CORP.


                                         By:____________________________
                                             Name:
                                             Title:


          IN WITNESS WHEREOF, the undersigned, being the President of Beach, Inc., does hereby execute this Certificate of Merger and so certify, affirm and acknowledge under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this ______ day of ________, 1998.

                                         BEACH, INC.


                                         By:____________________________
                                             Name:
                                             Title:

                              AMENDED AND RESTATED
                              --------------------

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                                  BEACH, INC.
                                  ------------

       FIRST:  The name of the corporation (hereinafter called the
       -----
"Corporation") is Beach, Inc.:

       SECOND:  The address, including street, number, city, and county, of the
       ------
registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, New Castle County 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

       THIRD:  The nature of the business and the purposes to be conducted and
       -----
promoted by the Corporation, shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

       FOURTH:  The total number of shares of stock which the Corporation shall
       ------
have authority to issue is as follows:

       [__________] shares of Common Stock, $.01 par value.

       FIFTH:  The Corporation shall have perpetual existence.
       -----

       SIXTH:  Whenever a compromise or arrangement is proposed between this
       -----
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

       SEVENTH:  For the management of the business and for the conduct of the
       -------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

       1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

       2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

       3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

       EIGHTH:  (a)  The Corporation may, to the fullest extent permitted by
       ------
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify (and advance expenses to) any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this paragraph (a) of this Article Eighth shall adversely affect any right or protection of a person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

       (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

       NINTH:  From time to time any of the provisions of this Certificate of
       -----
Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

                             EMPLOYMENT AGREEMENT

    Agreement made this 20th day of July, 1998 by and between Lernout & Hauspie Speech Products N.V. (the "Company"), a Belgian corporation, with its principal place of business in Ieper, Belgium, and Harry E. Hagerty, Jr. ("Employee"), of 4062 Chancery Ct., Washington D.C. 20007. The Company and Employee are referred to herein together as the Parties.

    WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, the Company has on this day agreed to acquire all of the issued and outstanding capital stock of Globalink, Inc., a Delaware corporation ("Globalink") (the "Merger"); and

    WHEREAS, prior to the Merger, Employee was a stockholder, executive officer and director of Globalink; and

    WHEREAS, it is a condition of the Merger that this Employment Agreement be entered into; and

    WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee, the Company desires to continue to retain Employee on the terms and conditions contained herein;

    NOW, THEREFORE, in consideration of the Merger Agreement and the mutual covenants and promises therein and herein contained, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, it is hereby agreed by and between the Parties as follows:

1.  Employment Agreement.  As of the date of the consummation of the Merger (the
    --------------------
"Effective Time"), the Parties agree that the Employment Agreement dated June 1, 1996, between Employee and Globalink, a copy of which is attached hereto as Exhibit A (the "Globalink Employment Agreement") shall be terminated and of no
---------
further force and effect, except as follows: (i) pursuant to Section 6(e) of the Employment Agreement, immediately following the Effective Time, the Company shall pay to the Employee $200,000 in immediately available funds; and (ii) pursuant to Section 6(e) of the Globalink Employment Agreement, immediately prior to the Effective Time, all options to purchase Common Stock of Globalink held by Employee shall become immediately vested and exercisable, provided that such number of options shall be 510,000.

2.  Engagement/Termination.
    ----------------------

    (a) This agreement confirms the basis upon which Employee has been engaged as an employee of the Company and the Company's wholly-owned subsidiary, Lernout & Hauspie Speech Products USA, Inc. following the Merger. Employee shall report to the President of the Language Technologies Division or such other Senior Executive Officer of the Company as the Company shall determine in its reasonable discretion.

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 1

    (b) Employee shall perform the duties assigned to him from time to time by the Company in accordance with the terms of this Agreement for a period of one
(1) year following the Effective Time (the "Term"), subject to each party's right to terminate the Agreement as set forth in this Section 2. Upon termination of this Agreement, the obligations of the Company and Employee hereunder shall terminate. Notwithstanding any other provision of this Agreement, if the Merger is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void as if it were never entered into.

    (c) Employee may terminate his employment under this Agreement upon sixty
(60) days' written notice with the understanding that Employee will not be entitled to any termination or severance benefits in the event of such termination except payment of any salary, bonus or other compensation due but not previously paid to Employee through the date of termination of Employee's employment.

    (d) The Company may terminate Employee's employment under this Agreement for cause (as defined below) without notice with the understanding that Employee will not be entitled to any termination or severance benefits in the event of such termination except payment of any salary due but not previously paid to Employee through the date of termination. "Cause" for purposes of termination of Employee's employment by the Company shall be defined as:

         (i) any willful and material breach or violation of any of Employee's covenants, duties or obligations under this Agreement (including Employee's resignation without cause) or any willful or material neglect of or failure or refusal to perform any of such covenants, duties or obligations, which is not cured within five (5) days after the receipt by Employee of notice of such breach or violation;

         (ii) any willful or material misconduct which is reasonable deemed to be injurious to the Company, including, without limitations, misconduct involving fraud or dishonesty in the performance of such covenants, duties or obligations;

         (iii) the development by Employee of any drug, alcohol or other substance abuse problem, or the conviction of a crime involving moral turpitude; or

         (iv) any willful violation or willful refusal to obey the reasonable lawful directives and instructions of the President of the Language Technologies Division or such other Senior Executive Officer of the Company that Employee shall report to from time to time hereunder.

         For purposes of this definition, no act or omission of Employee shall be considered "willful" unless Employee was not acting in good faith and did not have a reasonable belief that such action or omission was in the best interest of the Company.

    (e) The Company may terminate Employee's employment under this Agreement without cause upon sixty (60) days' written notice; provided, however, that Employee will be

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 2
entitled to (i) the payment of his base salary for the remainder of the Term in accordance with the rates set forth in Section 3 below (payable over the remainder of the Term) plus an amount equal to the target bonus provided for in
Section 3 below (to the extent such bonus has not already been paid to Employee), whether or not such bonus has become due hereunder, and (ii) continued benefits as set forth in Section 5 below for the remainder of the Term.


    (f) Without limiting the foregoing, Employee shall have no authority to act for or to bind the Company in any way, to alter any of the terms or conditions of any agreement of the Company, to make representations or warranties or to execute agreements on behalf of the Company, or to represent that the Company is in any way responsible for the acts or omissions of Employee.

2.  Time.  During the period of this Agreement, Employee agrees to make himself
    ----
available to render the Services from time to time as requested by the Company on the following basis: (i) full-time (approximately forty (40) hours per week) for the period immediately following the Effective Time and ending on December 31, 1998; (ii) half-time (approximately twenty (20) hours per week) for the six
(6) month period from January 1, 1999 through June 30, 1999; and (iii) quarter-time (approximately ten (10) hours per week) for the remaining three (3) months of the Term (from July 1, 1999 through September 30, 1999).

3.  Compensation.
    ------------

    (a) In consideration of Employee's provision of the services hereunder, the Company shall pay Employee at a rate of $200,000 per annum (payable biweekly), pro rated in accordance with the provisions of Section 2 above. Employee is entitled to a target bonus of $100,000 based upon the performance of Globalink for the period following the Effective Time through September 30, 1999, as compared to the business plan for the period following the Effective Time through December 31, 1999 (the "1999 Plan") presented to and agreed upon by the Company prior to the Effective Time and attached hereto as Exhibit B. Such
                                                           ---------
bonus shall become due (if at all) in equal installments on December 31 1998, March 31, 1999, June 30, 1999 and September 30, 1999, respectively, to the extent that Globalink shall have met the milestones contained in the 1999 Plan for the respective periods preceding such dates as described in Section 2 above, and shall be payable within sixty (60) days thereafter.

    (b) As of the Effective Time, with the approval of the Company's Board of Directors, Employee is hereby granted warrants to purchase 20,000 shares of Common Stock of the Company (the "Warrants') which shall have an exercise price per share equal to the closing price of such Common Stock on the Nasdaq National Market on the date of the Effective Time. The Warrants shall become vested and exercisable in full on the date five (5) years from the date of the Effective Time and not before; provided, however, that the Warrants shall be subject to accelerated vesting as follows: (i) 1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds the projections contained in the 1999 Plan; (ii) 1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds the projections contained the business plan for the twelve (12) month period following the first anniversary of the Effective Time (the "2000 Plan") presented to and agreed upon by the
--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 3

Company prior to the Effective Time and attached hereto as Exhibit C; and (iii)
                                                           ---------
1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds the projections contained the business plan for the twelve (12) month period following the second anniversary of the Effective Time (the "2001 Plan") presented to and agreed upon by the Company prior to the Effective Time and attached hereto as Exhibit D; provided, further, that whether Globalink has
                       ---------
met or exceeded the projections contained in the 1999 Plan, the 2000 Plan or the 2001 Plan shall determined by the Company in its sole discretion; and provided, further, that there shall be no accelerated vesting hereunder in the event that Globalink ceases to exist as a separate corporate entity or the Company otherwise ceases to operate Globalink as a separate business unit. The Warrants shall expire 72 months after the Effective Time (the "Warrant Expiration Date"). All Warrants that are vested on the date this Agreement is terminates (or is terminated) may be exercised at any time thereafter until the Warrant Expiration Date. The shares issuable upon exercise of the Warrants shall be registered on the registration statement on Form S-8 described in Section 1.8(d) of the Merger Agreement.

4.  Expenses.  Employee shall be reimbursed for all reasonable, ordinary, and
    --------
necessary travel expenses incurred in connection with his provision of Service. Employee shall furnish the Company with the appropriate documentation relating to such expenses and shall comply with any additional requirements of the Company generally applicable to the Company's employees in connection therewith.

5.  Other Benefits.  Employee shall be entitled to participation in all benefit
    --------------
programs as may from time to time be made available by the Company to its United States employees.

6.  Noncompetition, Protection and Assignment of Proprietary Information.
    --------------------------------------------------------------------
Employee acknowledges that he is subject to that certain Proprietary Information and Noncompetition Agreement dated the date hereof among Employee and the Company.

7.  Severability.  The Parties agree that each provision contained in this
    ------------
Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

8.  Notices.  Any notice or other communication in connection with this
    -------
Agreement shall be deemed to be delivered if in writing (or in the form of a telegram addressed as provided below) and if either (a) actually delivered (electronically or physically) at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:
--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 4

         If to Employee, to:

         Harry E. Hagerty, Jr.
         4062 Chancery Ct.
         Washington D.C. 20007
         Tel: 202-625-6381

         with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016
         Attn:  David Alan Miller, Esq.
         Tel:  212-818-8661
         Fax: 212-818-8881

         If to the Company to:

         Lernout & Hauspie Speech Products N.V.
         Sint-Krispijnstraat 7
         8900 Ieper, Belgium
         Attn:  Patrick DeSchrijver, Esquire
         Tel:  011-32-57-228888
         Fax:  011-32-57-208489


         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, Massachusetts 02111
         Attn:  Lawrence M. Levy, Esquire
         Tel: 617 856-8200
         Fax: 617 856-8201

         and in any case at such other address as the addressee shall have specified by written notice.

9.  Entire Agreement.  This Agreement constitutes the entire agreement between
    ----------------
the Parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed herein or in that certain Proprietary Information and Noncompetition Agreement dated the date hereof among Employee and the Company.
--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 5

10. Assignability.  Employee may not assign his duties hereunder or his rights
    -------------
in this Agreement to any other person or entity.

11. Governing Law.  This Agreement shall be deemed a contract made under the
    -------------
laws of the Commonwealth of Massachusetts and, together with the rights and obligations of the Parties hereunder, shall be construed under and governed by the laws of such state, other than the choice of laws principles thereof.

12. Counterparts.  This Agreement may be executed in multiple counterparts, each
    ------------
of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13. Effect of Headings.  Any title of an article or section heading herein
    ------------------
contained is for convenience of reference only, and shall not affect the meaning of construction of any of the provisions hereof.

14. Successors and Assigns.  All covenants, promises and agreements by or on
    ----------------------
behalf of the Parties contained in this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties hereto.

                           [Signature Page to Follow]

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 6

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representative.

                           LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                           By:___________________________
                              Name:
                              Title:



                           ______________________________
                           Harry E. Hagerty, Jr.


--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 7

                             EMPLOYMENT AGREEMENT

    Agreement made this 20th day of July, 1998 by and between Lernout & Hauspie Speech Products N.V. (the "Company"), a Belgian corporation, with its principal place of business in Ieper, Belgium, and John F. McCarthy, III ("Employee"), of 6668 Midhill Place, Falls Church, Virginia 22043. The Company and Employee are referred to herein together as the Parties.

    WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, the Company has on this day agreed to acquire all of the issued and outstanding capital stock of Globalink, Inc., a Delaware corporation ("Globalink") (the "Merger"); and

    WHEREAS, prior to the Merger, Employee was a stockholder, executive officer and director of Globalink; and

    WHEREAS, it is a condition of the Merger that this Employment Agreement be entered into; and

    WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee, the Company desires to continue to retain Employee on the terms and conditions contained herein;

    NOW, THEREFORE, in consideration of the Merger Agreement and the mutual covenants and promises therein and herein contained, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, it is hereby agreed by and between the Parties as follows:

1.  Employment Agreement.  As of the date of the consummation of the Merger (the
    --------------------
"Effective Time"), the Parties agree that the Employment Agreement dated August 18, 1995, between Employee and Globalink, a copy of which is attached hereto as Exhibit A (the "Globalink Employment Agreement") shall be terminated and of no
---------
further force and effect, except as follows: (i) pursuant to Section 6(e) of the Employment Agreement, immediately following the Effective Time, the Company shall pay to the Employee $160,000 in immediately available funds; and (ii) pursuant to Section 6(e) of the Globalink Employment Agreement, immediately prior to the Effective Time, all options to purchase Common Stock of Globalink held by Employee shall become immediately vested and exercisable, provided that such number of options shall be 190,000.

2.  Engagement/Termination.
    ----------------------

    (a) This agreement confirms the basis upon which Employee has been engaged as an employee of the Company and the Company's wholly-owned subsidiary, Lernout & Hauspie Speech Products USA, Inc. following the Merger. Employee shall report to the President of the Language Technologies Division or such other Senior Executive Officer of the Company as the Company shall determine in its reasonable discretion.

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 1

    (b) Employee shall perform the duties assigned to him from time to time by the Company in accordance with the terms of this Agreement for a period of one
(1) year following the Effective Time (the "Term"), subject to each party's right to terminate the Agreement as set forth in this Section 2. Upon termination of this Agreement, the obligations of the Company and Employee hereunder shall terminate. Notwithstanding any other provision of this Agreement, if the Merger is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void as if it were never entered into.

    (c) Employee may terminate his employment under this Agreement upon sixty
(60) days' written notice with the understanding that Employee will not be entitled to any termination or severance benefits in the event of such termination except payment of any salary, bonus or other compensation due but not previously paid to Employee through the date of termination of Employee's employment.

    (d) The Company may terminate Employee's employment under this Agreement for cause (as defined below) without notice with the understanding that Employee will not be entitled to any termination or severance benefits in the event of such termination except payment of any salary due but not previously paid to Employee through the date of termination. "Cause" for purposes of termination of Employee's employment by the Company shall be defined as:

         (i) any willful and material breach or violation of any of Employee's covenants, duties or obligations under this Agreement (including Employee's resignation without cause) or any willful or material neglect of or failure or refusal to perform any of such covenants, duties or obligations, which is not cured within five (5) days after the receipt by Employee of notice of such breach or violation;

         (ii) any willful or material misconduct which is reasonable deemed to be injurious to the Company, including, without limitations, misconduct involving fraud or dishonesty in the performance of such covenants, duties or obligations;

         (iii) the development by Employee of any drug, alcohol or other substance abuse problem, or the conviction of a crime involving moral turpitude; or

         (iv) any willful violation or willful refusal to obey the reasonable lawful directives and instructions of the President of the Language Technologies Division or such other Senior Executive Officer of the Company that Employee shall report to from time to time hereunder.

         For purposes of this definition, no act or omission of Employee shall be considered "willful" unless Employee was not acting in good faith and did not have a reasonable belief that such action or omission was in the best interest of the Company.

    (e) The Company may terminate Employee's employment under this Agreement without cause upon sixty (60) days' written notice; provided, however, that Employee will be

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 2
entitled to (i) the payment of his base salary for the remainder of the Term in accordance with the rates set forth in Section 3 below (payable over the remainder of the Term) plus an amount equal to the target bonus provided for in
Section 3 below (to the extent such bonus has not already been paid to Employee), whether or not such bonus has become due hereunder, and (ii) continued benefits as set forth in Section 5 below for the remainder of the Term.

    (f) Without limiting the foregoing, Employee shall have no authority to act for or to bind the Company in any way, to alter any of the terms or conditions of any agreement of the Company, to make representations or warranties or to execute agreements on behalf of the Company, or to represent that the Company is in any way responsible for the acts or omissions of Employee.

2.  Time.  During the period of this Agreement, Employee agrees to make himself
    ----
available to render the Services from time to time as requested by the Company on the following basis: (i) full-time (approximately forty (40) hours per week) for the period immediately following the Effective Time and ending on December 31, 1998; (ii) half-time (approximately twenty (20) hours per week) for the six
(6) month period from January 1, 1999 through June 30, 1999; and (iii) quarter-time (approximately ten (10) hours per week) for the remaining three (3) months of the Term (from July 1, 1999 through September 30, 1999).

3.  Compensation.
    ------------

    (a) In consideration of Employee's provision of the services hereunder, the Company shall pay Employee at a rate of $160,000 per annum (payable biweekly), pro rated in accordance with the provisions of Section 2 above. Employee is entitled to a target bonus of $80,000 based upon the performance of Globalink for the period following the Effective Time through September 30, 1999, as compared to the business plan for the period following the Effective Time through December 31, 1999 (the "1999 Plan") presented to and agreed upon by the Company prior to the Effective Time and attached hereto as Exhibit B. Such
                                                           ---------
bonus shall become due (if at all) in equal installments on December 31 1998, March 31, 1999, June 30, 1999 and September 30, 1999, respectively, to the extent that Globalink shall have met the milestones contained in the 1999 Plan for the respective periods preceding such dates as described in Section 2 above, and shall be payable within sixty (60) days thereafter.

    (b) As of the Effective Time, with the approval of the Company's Board of Directors, Employee is hereby granted warrants to purchase 15,000 shares of Common Stock of the Company (the "Warrants') which shall have an exercise price per share equal to the closing price of such Common Stock on the Nasdaq National Market on the date of the Effective Time. The Warrants shall become vested and exercisable in full on the date five (5) years from the date of the Effective Time and not before; provided, however, that the Warrants shall be subject to accelerated vesting as follows: (i) 1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds the projections contained in the 1999 Plan; (ii) 1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds the projections contained the business plan for the twelve (12) month period following the first anniversary of the Effective Time (the "2000 Plan") presented to and agreed upon by the

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 3

Company prior to the Effective Time and attached hereto as Exhibit C; and
                                                           ---------
(iii) 1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds the projections contained the business plan for the twelve (12) month period following the second anniversary of the Effective Time (the "2001 Plan") presented to and agreed upon by the Company prior to the Effective Time and attached hereto as Exhibit D; provided, further, that whether
                                      ---------
Globalink has met or exceeded the projections contained in the 1999 Plan, the 2000 Plan or the 2001 Plan shall determined by the Company in its sole discretion; and provided, further, that there shall be no accelerated vesting hereunder in the event that Globalink ceases to exist as a separate corporate entity or the Company otherwise ceases to operate Globalink as a separate business unit. The Warrants shall expire 72 months after the Effective Time (the "Warrant Expiration Date"). All Warrants that are vested on the date this Agreement is terminates (or is terminated) may be exercised at any time thereafter until the Warrant Expiration Date. The shares issuable upon exercise of the Warrants shall be registered on the registration statement on Form S-8 described in Section 1.8(d) of the Merger Agreement.

4.  Expenses.  Employee shall be reimbursed for all reasonable, ordinary, and
    --------
necessary travel expenses incurred in connection with his provision of Service. Employee shall furnish the Company with the appropriate documentation relating to such expenses and shall comply with any additional requirements of the Company generally applicable to the Company's employees in connection therewith.

5.  Other Benefits.  Employee shall be entitled to participation in all benefit
    --------------
programs as may from time to time be made available by the Company to its United States employees.

6.  Noncompetition, Protection and Assignment of Proprietary Information.
    --------------------------------------------------------------------
Employee acknowledges that he is subject to that certain Proprietary Information and Noncompetition Agreement dated the date hereof among Employee and the Company.

7.  Severability.  The Parties agree that each provision contained in this
    ------------
Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

8.  Notices.  Any notice or other communication in connection with this
    -------
Agreement shall be deemed to be delivered if in writing (or in the form of a telegram addressed as provided below) and if either (a) actually delivered (electronically or physically) at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 4

         If to Employee, to:

         John F. McCarthy, III
         6668 Midhill Place
         Falls Church, Virginia 22043
         Tel: 703-241-0398

         with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016
         Attn:  David Alan Miller, Esq.
         Tel:  212-818-8661
         Fax: 212-818-8881



         If to the Company to:

         Lernout & Hauspie Speech Products N.V.
         Sint-Krispijnstraat 7
         8900 Ieper, Belgium
         Attn:  Patrick DeSchrijver, Esquire
         Tel:  011-32-57-228888
         Fax:  011-32-57-208489


         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, Massachusetts 02111
         Attn:  Lawrence M. Levy, Esquire
         Tel: 617 856-8200
         Fax: 617 856-8201

         and in any case at such other address as the addressee shall have specified by written notice.

9.  Entire Agreement.  This Agreement constitutes the entire agreement between
    ----------------
the Parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed herein or in that

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 5
certain Proprietary Information and Noncompetition Agreement dated the date hereof among Employee and the Company.

10. Assignability.  Employee may not assign his duties hereunder or his rights
    -------------
in this Agreement to any other person or entity.

11. Governing Law.  This Agreement shall be deemed a contract made under the
    -------------
laws of the Commonwealth of Massachusetts and, together with the rights and obligations of the Parties hereunder, shall be construed under and governed by the laws of such state, other than the choice of laws principles thereof.

12. Counterparts.  This Agreement may be executed in multiple counterparts, each
    ------------
of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13. Effect of Headings.  Any title of an article or section heading herein
    ------------------
contained is for convenience of reference only, and shall not affect the meaning of construction of any of the provisions hereof.

14. Successors and Assigns.  All covenants, promises and agreements by or on
    ----------------------
behalf of the Parties contained in this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties hereto.

                           [Signature Page to Follow]

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 6

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representative.

                           LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                           By:___________________________
                              Name:
                              Title:



                           ______________________________
                           John F. McCarthy, III


--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 7

                             EMPLOYMENT AGREEMENT

    Agreement made this 20th day of July, 1998 by and between Lernout & Hauspie Speech Products N.V. (the "Company"), a Belgian corporation, with its principal place of business in Ieper, Belgium, and Ronald W. Johnston ("Employee"), of 99 Woods Lane, Radnor, Pennsylvania 19087. The Company and Employee are referred to herein together as the Parties.

    WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, the Company has on this day agreed to acquire all of the issued and outstanding capital stock of Globalink, Inc., a Delaware corporation ("Globalink") (the "Merger"); and

    WHEREAS, prior to the Merger, Employee was a stockholder, executive officer and director of Globalink; and

    WHEREAS, it is a condition of the Merger that this Employment Agreement be entered into; and

    WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee, the Company desires to continue to retain Employee on the terms and conditions contained herein;

    NOW, THEREFORE, in consideration of the Merger Agreement and the mutual covenants and promises therein and herein contained, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, it is hereby agreed by and between the Parties as follows:

1.  Employment Agreement.  As of the date of the consummation of the Merger (the
    --------------------
"Effective Time"), the Parties agree that the Employment Agreement dated March 24, 1995, between Employee and Globalink, a copy of which is attached hereto as Exhibit A (the "Globalink Employment Agreement") shall be terminated and of no
---------
further force and effect, except as follows: (i) pursuant to Section 6(e) of the Employment Agreement, immediately following the Effective Time, the Company shall pay to the Employee $180,000 in immediately available funds; and (ii) pursuant to Section 6(e) of the Globalink Employment Agreement, immediately prior to the Effective Time, all options to purchase Common Stock of Globalink held by Employee shall become immediately vested and exercisable, provided that such number of options shall be 210,000.

2.  Engagement/Termination.
    ----------------------

    (a) This agreement confirms the basis upon which Employee has been engaged as an employee of the Company and the Company's wholly-owned subsidiary, Lernout & Hauspie Speech Products USA, Inc. following the Merger. Employee shall report to the President of the

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 1

Language Technologies Division or such other Senior Executive Officer of the Company as the Company shall determine in its reasonable discretion.

    (b) Employee shall perform the duties assigned to him from time to time by the Company in accordance with the terms of this Agreement for a period of one
(1) year following the Effective Time (the "Term"), subject to each party's right to terminate the Agreement as set forth in this Section 2. Upon termination of this Agreement, the obligations of the Company and Employee hereunder shall terminate. Notwithstanding any other provision of this Agreement, if the Merger is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void as if it were never entered into.

    (c) Employee may terminate his employment under this Agreement upon sixty
(60) days' written notice with the understanding that Employee will not be entitled to any termination or severance benefits in the event of such termination except payment of any salary, bonus or other compensation due but not previously paid to Employee through the date of termination of Employee's employment.

    (d) The Company may terminate Employee's employment under this Agreement for cause (as defined below) without notice with the understanding that Employee will not be entitled to any termination or severance benefits in the event of such termination except payment of any salary due but not previously paid to Employee through the date of termination. "Cause" for purposes of termination of Employee's employment by the Company shall be defined as:

         (i) any willful and material breach or violation of any of Employee's covenants, duties or obligations under this Agreement (including Employee's resignation without cause) or any willful or material neglect of or failure or refusal to perform any of such covenants, duties or obligations, which is not cured within five (5) days after the receipt by Employee of notice of such breach or violation;

         (ii) any willful or material misconduct which is reasonable deemed to be injurious to the Company, including, without limitations, misconduct involving fraud or dishonesty in the performance of such covenants, duties or obligations;

         (iii) the development by Employee of any drug, alcohol or other substance abuse problem, or the conviction of a crime involving moral turpitude; or

         (iv) any willful violation or willful refusal to obey the reasonable lawful directives and instructions of the President of the Language Technologies Division or such other Senior Executive Officer of the Company that Employee shall report to from time to time hereunder.

         For purposes of this definition, no act or omission of Employee shall be considered "willful" unless Employee was not acting in good faith and did not have a reasonable belief that such action or omission was in the best interest of the Company.

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 2

    (e) The Company may terminate Employee's employment under this Agreement without cause upon sixty (60) days' written notice; provided, however, that Employee will be entitled to (i) the payment of his base salary for the remainder of the Term in accordance with the rates set forth in Section 3 below (payable over the remainder of the Term) plus an amount equal to the target bonus provided for in Section 3 below (to the extent such bonus has not already been paid to Employee), whether or not such bonus has become due hereunder, and
(ii) continued benefits as set forth in Section 5 below for the remainder of the Term.


    (f) Without limiting the foregoing, Employee shall have no authority to act for or to bind the Company in any way, to alter any of the terms or conditions of any agreement of the Company, to make representations or warranties or to execute agreements on behalf of the Company, or to represent that the Company is in any way responsible for the acts or omissions of Employee.

2.  Time.  During the period of this Agreement, Employee agrees to make himself
    ----
available to render the Services from time to time as requested by the Company on the following basis: (i) full-time (approximately forty (40) hours per week) for the period immediately following the Effective Time and ending on December 31, 1998; (ii) half-time (approximately twenty (20) hours per week) for the six
(6) month period from January 1, 1999 through June 30, 1999; and (iii) quarter-time (approximately ten (10) hours per week) for the remaining three (3) months of the Term (from July 1, 1999 through September 30, 1999).

3.  Compensation.
    ------------

    (a) In consideration of Employee's provision of the services hereunder, the Company shall pay Employee at a rate of $180,000 per annum (payable biweekly), pro rated in accordance with the provisions of Section 2 above. Employee is entitled to a target bonus of $90,000 based upon the performance of Globalink for the period following the Effective Time through September 30, 1999, as compared to the business plan for the period following the Effective Time through December 31, 1999 (the "1999 Plan") presented to and agreed upon by the Company prior to the Effective Time and attached hereto as Exhibit B. Such
                                                           ---------
bonus shall become due (if at all) in equal installments on December 31 1998, March 31, 1999, June 30, 1999 and September 30, 1999, respectively, to the extent that Globalink shall have met the milestones contained in the 1999 Plan for the respective periods preceding such dates as described in Section 2 above, and shall be payable within sixty (60) days thereafter.

    (b) As of the Effective Time, with the approval of the Company's Board of Directors, Employee is hereby granted warrants to purchase 15,000 shares of Common Stock of the Company (the "Warrants') which shall have an exercise price per share equal to the closing price of such Common Stock on the Nasdaq National Market on the date of the Effective Time. The Warrants shall become vested and exercisable in full on the date five (5) years from the date of the Effective Time and not before; provided, however, that the Warrants shall be subject to accelerated vesting as follows: (i) 1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds the projections contained in the 1999 Plan; (ii) 1/3 of the Warrants shall become immediately vested and exercisable if Globalink meets or exceeds

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 3
the projections contained the business plan for the twelve (12) month period following the first anniversary of the Effective Time (the "2000 Plan") presented to and agreed upon by the Company prior to the Effective Time and attached hereto as Exhibit C; and (iii) 1/3 of the Warrants shall become
                   ---------
immediately vested and exercisable if Globalink meets or exceeds the projections contained the business plan for the twelve (12) month period following the second anniversary of the Effective Time (the "2001 Plan") presented to and agreed upon by the Company prior to the Effective Time and attached hereto as Exhibit D; provided, further, that whether Globalink has met or exceeded the
---------
projections contained in the 1999 Plan, the 2000 Plan or the 2001 Plan shall determined by the Company in its sole discretion; and provided, further, that there shall be no accelerated vesting hereunder in the event that Globalink ceases to exist as a separate corporate entity or the Company otherwise ceases to operate Globalink as a separate business unit. The Warrants shall expire 72 months after the Effective Time (the "Warrant Expiration Date"). All Warrants that are vested on the date this Agreement is terminates (or is terminated) may be exercised at any time thereafter until the Warrant Expiration Date. The shares issuable upon exercise of the Warrants shall be registered on the registration statement on Form S-8 described in Section 1.8(d) of the Merger Agreement.

4.  Expenses.  Employee shall be reimbursed for all reasonable, ordinary, and
    --------
necessary travel expenses incurred in connection with his provision of Service. Employee shall furnish the Company with the appropriate documentation relating to such expenses and shall comply with any additional requirements of the Company generally applicable to the Company's employees in connection therewith.

5.  Other Benefits.  Employee shall be entitled to participation in all benefit
    --------------
programs as may from time to time be made available by the Company to its United States employees.

6.  Noncompetition, Protection and Assignment of Proprietary Information.
    --------------------------------------------------------------------
Employee acknowledges that he is subject to that certain Proprietary Information and Noncompetition Agreement dated the date hereof among Employee and the Company.

7.  Severability.  The Parties agree that each provision contained in this
    ------------
Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

8.  Notices.  Any notice or other communication in connection with this
    -------
Agreement shall be deemed to be delivered if in writing (or in the form of a telegram addressed as provided below) and if either (a) actually delivered (electronically or physically) at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 4
nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:

         If to Employee, to:

         Ronald W. Johnston
         99 Woods Lane
         Radnor, Pennsylvania 19087
         Tel: 610-971-9948

         with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016
         Attn:  David Alan Miller, Esq.
         Tel:  212-818-8661
         Fax: 212-818-8881


         If to the Company to:

         Lernout & Hauspie Speech Products N.V.
         Sint-Krispijnstraat 7
         8900 Ieper, Belgium
         Attn:  Patrick DeSchrijver, Esquire
         Tel:  011-32-57-228888
         Fax:  011-32-57-208489


         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, Massachusetts 02111
         Attn:  Lawrence M. Levy, Esquire
         Tel: 617 856-8200
         Fax: 617 856-8201

         and in any case at such other address as the addressee shall have specified by written notice.

9.  Entire Agreement.  This Agreement constitutes the entire agreement between
    ----------------
the Parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the
--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 5
making of this Agreement relied upon by any party hereto have been expressed herein or in that certain Proprietary Information and Noncompetition Agreement dated the date hereof among Employee and the Company.

10. Assignability.  Employee may not assign his duties hereunder or his rights
    -------------
in this Agreement to any other person or entity.

11. Governing Law.  This Agreement shall be deemed a contract made under the
    -------------
laws of the Commonwealth of Massachusetts and, together with the rights and obligations of the Parties hereunder, shall be construed under and governed by the laws of such state, other than the choice of laws principles thereof.

12. Counterparts.  This Agreement may be executed in multiple counterparts, each
    ------------
of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13. Effect of Headings.  Any title of an article or section heading herein
    ------------------
contained is for convenience of reference only, and shall not affect the meaning of construction of any of the provisions hereof.

14. Successors and Assigns.  All covenants, promises and agreements by or on
    ----------------------
behalf of the Parties contained in this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties hereto.

                           [Signature Page to Follow]
--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 6

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representative.

                           LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                           By:___________________________
                              Name:
                              Title:



                           ______________________________
                           Ronald W. Johnston


--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENT                                                      Page 7

             NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENT

    AGREEMENT entered into as of this 20th day of July, 1998, between LERNOUT & HAUSPIE SPEECH PRODUCTS N.V., a Belgian corporation with its principal place of business in Ieper, Belgium (the "Company"), and Ronald W. Johnston, an individual residing at 99 Woods Lane, Radnor, Pennsylvania 19087 ("Employee").

    WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, the Company has on this day agreed to acquire substantially all of the issued and outstanding capital stock of Globalink, Inc., a Delaware corporation ("Globalink") (the "Merger"); and

    WHEREAS, it was a condition to execution of the Merger Agreement and to consummation of the transactions contemplated therein that this Agreement be entered into; and

    WHEREAS, prior to the Merger, Employee was an executive officer and director of Globalink; and

    WHEREAS, during the course of such affiliations, Employee has become knowledgeable and experienced in one or more aspects of the business of Globalink, and the growth and success of the business of Globalink has been due in part to the services and unique talents of Employee; and

    WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee resulting from Employee's involvement with and knowledge of the business of Globalink, the Company has on this day entered into an Employment Agreement (the "Employment Agreement") with Employee pursuant to which the Company has agreed to retain Employee on the terms and conditions contained therein; and

    WHEREAS, in his capacity as an officer and director of Globalink and as an employee of the Company, Employee has and will continue to have, access to business activities, business plans, personnel, financial status and other confidential and proprietary information including, but not limited to, existing and potential customers, customer information, target market areas, potential and future products, methods, techniques and other information, all of which is of significant value to Company and which is not generally known but is confidential; and

    WHEREAS, both the Company and Globalink currently, and will in the future, develop, distribute and sell products to customers on a worldwide basis; and

    WHEREAS, as a result of Employee's involvement with and knowledge of the business of Globalink and his access to customers of Globalink and related customer information, Employee acknowledges the need for and agrees to impose certain restrictions on the ability of Employee to compete with the Company and/or any of its affiliates in order to preserve the good will of all suppliers and customers having business relations with the Company and/or any affiliates thereof, and to preserve the good will of the Company and/or any affiliate thereof as a going concern, upon the terms and conditions contained in this Agreement.

-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement

    NOW THEREFORE, in consideration of the Merger Agreement, the Consulting Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

1.  Covenant Not To Compete.
    -----------------------
(a) During the Noncompetition Period as hereinafter defined, Employee shall not, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or assist any competitor of Company or any of its respective affiliates now or hereafter existing (each an "Affiliate" and collectively the "Affiliates") or any successor or assign of Company (each a "Successor"), or engage or attempt to engage in any employment, consultancy or other activity, which consultation, aid, assistance, employment or activity competes directly or indirectly, with the Business of the Company or any Affiliate or any Successor, anywhere in the world. In addition to and without limiting the foregoing, during the Noncompetition Period, Employee shall not knowingly, nor shall he knowingly attempt to, or assist any other person in attempting to, do any of the following as it relates to the Business of Company or any Affiliate or
     Successor: (i) encourage any customer, client, supplier or other party having a business relationship with the Company or any Affiliate or Successor to terminate or alter such relationship, whether contractual or otherwise, written or oral, with the Company or any Affiliate or Successor,
     (ii) encourage any prospective customer or supplier not to enter into a business relationship with the Company or any Affiliate or Successor; or
     (iii) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company or any Affiliate or Successor, and any customer, supplier or other party having a business relationship with the Company or any Affiliate or Successor. For purposes of this Agreement, the term "Business" shall mean the respective businesses of Globalink and the Company as conducted on the date hereof and as contemplated to be conducted in the future. For purposes of this Agreement, the term "employment" shall include the retention of Employee as an employee, consultant, agent, independent contractor or otherwise. Employee acknowledges that his participation in the conduct of any such Business alone or with any person other than the Company will materially impair the business and prospects of Company. The Noncompetition Period shall mean: the period commencing on the date of the consummation of the Merger (the "Effective Time") and ending (i) in the case of termination of the Employment Agreement by the Company for cause or by Employee for any reason or no reason, three (3) years from the date of such termination, and (ii) in the case of termination of the Consulting Agreement by the Company without cause, the date of such termination, or if later at such time as the Company shall cease any payments under the Employment Agreement to Employee.

-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 2

(b) In addition to and without limiting the foregoing, during the Noncompetition Period, Employee shall not knowingly, nor shall he knowingly attempt to or assist any other person in attempting to solicit for employment or other engagement any director, officer, employee, or agent of the Company or any Affiliate or Successor, or encourage any such person to terminate such relationship with the Company or any Affiliate or Successor.

(c) In addition to and without limiting the foregoing, during the term of the Noncompetition Period, Employee will not, either directly or indirectly, solicit, pursue, call upon or take away, either for himself or for the benefit of any other person or entity, as it relates to the Business of the Company or any Affiliate or Successor, any of the customers of the Company or any Affiliate or Successor, upon whom Employee called or with whom Employee became acquainted during the term of his employment with the Company.

(d) Nothing in this Agreement shall preclude Employee from making passive investments of not more than 5% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934, as amended.

(e) Notwithstanding the foregoing, the Employee shall not be prohibited from acting in any capacity listed in Section 1(a) or Section 1(c) with a competitor of the Company or any Affiliate or any Successor, if the Employee's activities are not provided in connection with the Business of the Company or any Affiliate or any Successor.

2.  Protection of Proprietary Information.  Employee recognizes that the Company
    -------------------------------------
and its Affiliates are engaged in a continuous program of research and development relating to their respective business opportunities, market forecasting, data processing, operating procedures, products, methods, systems, techniques, machinery, tooling, designs, specifications, processes, plans, "know how" and trade secrets, and that the Company and its Affiliates have developed information regarding costs, profits, markets, products, customer lists, tooling, designs, plans for present and future development and expansion into new markets and other proprietary information, which is secret and confidential in nature and is not available to the public, which gives the Company and its Affiliates a special competence in their respective and various fields of endeavor which are otherwise deemed to be proprietary to the Company and/or its Affiliates, all of which have been acquired or developed at considerable expense to the Company and its Affiliates. Employee acknowledges that a relationship of confidence and trust has been developed and will continue to develop between Employee and the Company with respect to information of a confidential or secret nature made known to Employee during the term of Employee's employment with the Company. The information referred to in the preceding two sentences is hereafter collectively referred to as the "Company Information." Employee further recognizes that the Company and its Affiliates have obtained and have access to certain information concerning their respective customers and suppliers which the Company and such Affiliates treat and desire to continue to treat on a confidential basis ("Customer Information") and that Employee during the course of

-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 3
his affiliation with Globalink and during the course of his employment with the Company had and will continue to have access to such Customer Information. Accordingly, Employee agrees that:

(a) Employee shall not disclose, either directly or indirectly, under any circumstances, at any time, any of the Company Information or Customer Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except in connection with the performance of his duties under the Employment Agreement; provided that the Employee shall not be deemed to be in breach of such covenant if Employee makes such disclosure pursuant to a subpoena or final order of a court of competent jurisdiction or other governmental process. If employee is required to make disclosure pursuant to a subpoena or a fund order of a court of competent jurisdiction or other governmental process, Employee shall promptly give written notice to the Company of the request or demand for such disclosure, and (iii) the Company shall be afforded the right to participate at its own expense in objecting to or limiting the nature and scope of such disclosure, and to seek judicial protection available for like material, such as protective orders and sealed records of proceedings. Employee further agrees not to use any of the Company Information or Customer Information for his own benefit or for the benefit of any other person, firm, corporation, association or other entity for any reason or purpose whatsoever.

(b) Employee further agrees that at any time upon the request of the Company, Employee will deliver to the Company all documents and data of any nature pertaining to any Company Information and Customer Information which is in the direct or indirect possession, or under the direct or indirect control, of Employee.

(c) Employee represents that Employee's performance of all the terms of this Agreement does not and will not breach any agreement by which Employee is bound to keep in confidence proprietary information or trade secrets of any other person acquired by Employee in confidence or in trust and Employee agrees not to enter into any agreement either written or oral in conflict herewith.

(d) The obligations of confidentiality and nondisclosure and non-use shall terminate with respect to information which (i) is in the public domain unless there by reason of Employee's improper disclosure or (ii) was disclosed to Employee in good faith by a third party having the right to disclose such information.

3.  Remedies. Employee expressly acknowledges that, in the event that the
    --------
provisions of Section 1 or 2 hereof are breached, the Company will suffer damages incapable of ascertainment and will be irreparably damaged if any provision of such Sections is not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of any provision of said Sections 1 or 2, Employee agrees and consents that, in addition to any and all other remedies available to the Company, an injunction or restraining order or other equitable relief may be issued or ordered by a court of

-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 4
competent jurisdiction restraining any breach of threatened breach of any of such provisions. Employee consents that, for purposes of any action initiated against Employee hereunder, service of process may be effected by certified mail or overnight receipted courier as set forth in Section 7 hereof (unless the Company has knowledge of a change in address, in which case service of process may be effected by such means at such new address) and shall be acceptable and adequate to satisfy the requirement that service of process be served on Employee in connection therewith. All such proceedings may be pursued and such remedies sought and obtained concurrently or consecutively at the election of the Company.

4.  Integral Part of Transaction; Protection of Interests. The Company is
    -----------------------------------------------------
acquiring substantially all of the capital stock of the Company as contemplated by the Merger Agreement, and the undertakings and covenants of the Employee contained in this Agreement are an integral part of the transactions set forth in said Merger Agreement. Employee acknowledges, warrants and agrees that the restrictive covenants contained in Sections 1 and 2 of this Agreement are necessary for the protection of the business investment by the Company in the capital stock of Globalink and the legitimate business interests of the Company and its Affiliates, respectively, and are reasonable in scope and content. Employee further acknowledges and agrees that the territorial, time and other limitations imposed hereunder upon the current and future business activities of Employee are reasonable and properly required for the adequate protection of the business investment by the Company in the capital stock and the business affairs of the Company and its Affiliates, respectively, and in the event any such territorial, time or other limitations are found to be unreasonable by a court of competent jurisdiction, Employee agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation contained in Sections 1 or 2 of this Agreement is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, the Employee agrees that such limitations shall be and remain valid in all other jurisdictions.

5.  Severability.  The parties agree that each provision contained in this
    ------------
Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law (in accordance with the provisions of Section 4, as applicable).

6.  Assignment.  The Company shall have the right to assign this Agreement to
    ----------
its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

7.  Notices.  Any notice or other communication in connection with this
    -------
Agreement shall be deemed to be delivered if in writing (or in the form of a telegram addressed as provided below) and if either (a) actually delivered (electronically or physically) at said address, or


-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 5

(b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:


         If to Employee, to:

         Ronald W. Johnston
         99 Woods Lane
         Radnor, Pennsylvania 19087
         Tel: 610-971-9948

         with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016
         Attn:  David Alan Miller, Esq.
         Tel:  212-818-8661
         Fax:  212-818-8881


         If to the Company to:

         Lernout & Hauspie Speech Products N.V.
         Sint-Krispijnstraat 7
         8900 Ieper, Belgium
         Attn:  Patrick DeSchrijver, Esquire
         Tel:  011-32-57-228888
         Fax:  011-32-57-208489


         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, Massachusetts 02111
         Attn:  Lawrence M. Levy, Esquire
         Tel: 617 856-8200
         Fax: 617 856-8201


     and in any case at such other address as the addressee shall have specified by written notice.


-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 6

8.  Waivers.  No term or condition of this Agreement shall be deemed to have
    -------
been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein.

9.  Modifications.  No modifications of any provisions of this Agreement shall
    -------------
be made unless made in writing and signed by the parties hereto.

10. Governing Law.  This Agreement shall be governed by and construed and
    -------------
enforced in accordance with the laws of The Commonwealth of Massachusetts, except choice of law provisions thereof.

11. Counterparts.  This Agreement may be executed in multiple counterparts, each
    ------------
of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Headings.  The headings of sections and paragraphs herein are included
   --------
solely for convenience of reference and shall not affect the meaning or construction of any of the provisions hereof.


                           [SIGNATURE PAGE TO FOLLOW]


-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 7

    IN WITNESS WHEREOF, the parties hereto, or their duly authorized representatives, have signed, sealed and delivered this Agreement effective as of the day and year first above written.


                                         LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                                         By: _____________________________
                                             Name:
                                             Title:


                                         EMPLOYEE:

                                         _______________________________
                                         Ronald W. Johnston


-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 8

             NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENT

    AGREEMENT entered into as of this 20th day of July, 1998, between LERNOUT & HAUSPIE SPEECH PRODUCTS N.V., a Belgian corporation with its principal place of business in Ieper, Belgium (the "Company"), and Harry E. Hagerty, an individual residing at 4062 Chancert Ct., Washington D.C. 20007 ("Employee").

    WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, the Company has on this day agreed to acquire substantially all of the issued and outstanding capital stock of Globalink, Inc., a Delaware corporation ("Globalink") (the "Merger"); and

    WHEREAS, it was a condition to execution of the Merger Agreement and to consummation of the transactions contemplated therein that this Agreement be entered into; and

    WHEREAS, prior to the Merger, Employee was a stockholder and an executive officer and director of Globalink; and

    WHEREAS, during the course of such affiliations, Employee has become knowledgeable and experienced in one or more aspects of the business of Globalink, and the growth and success of the business of Globalink has been due in part to the services and unique talents of Employee; and

    WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee resulting from Employee's involvement with and knowledge of the business of Globalink, the Company has on this day entered into an Employment Agreement (the "Employment Agreement") with Employee pursuant to which the Company has agreed to retain Employee on the terms and conditions contained therein; and

    WHEREAS, in his capacity as an officer and director of Globalink and as an employee of the Company, Employee has and will continue to have, access to business activities, business plans, personnel, financial status and other confidential and proprietary information including, but not limited to, existing and potential customers, customer information, target market areas, potential and future products, methods, techniques and other information, all of which is of significant value to Company and which is not generally known but is confidential; and

    WHEREAS, both the Company and Globalink currently, and will in the future, develop, distribute and sell products to customers on a worldwide basis; and

    WHEREAS, as a result of Employee's involvement with and knowledge of the business of Globalink and his access to customers of Globalink and related customer information, Employee acknowledges the need for and agrees to impose certain restrictions on the ability of Employee to compete with the Company and/or any of its affiliates in order to preserve the good will of all suppliers and customers having business relations with the Company and/or any affiliates thereof, and to preserve the good will of the Company and/or any affiliate thereof as a going concern, upon the terms and conditions contained in this Agreement.

-------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement

    NOW THEREFORE, in consideration of the Merger Agreement, the Consulting Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

1.  Covenant Not To Compete.
    -----------------------
(a) During the Noncompetition Period as hereinafter defined, Employee shall not, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or assist any competitor of Company or any of its respective affiliates now or hereafter existing (each an "Affiliate" and collectively the "Affiliates") or any successor or assign of Company (each a "Successor"), or engage or attempt to engage in any employment, consultancy or other activity, which consultation, aid, assistance, employment or activity competes directly or indirectly, with the Business of the Company or any Affiliate or any Successor, anywhere in the world. In addition to and without limiting the foregoing, during the Noncompetition Period, Employee shall not knowingly, nor shall he knowingly attempt to, or assist any other person in attempting to, do any of the following as it relates to the Business of Company or any Affiliate or
     Successor: (i) encourage any customer, client, supplier or other party having a business relationship with the Company or any Affiliate or Successor to terminate or alter such relationship, whether contractual or otherwise, written or oral, with the Company or any Affiliate or Successor,
     (ii) encourage any prospective customer or supplier not to enter into a business relationship with the Company or any Affiliate or Successor; or
     (iii) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company or any Affiliate or Successor, and any customer, supplier or other party having a business relationship with the Company or any Affiliate or Successor. For purposes of this Agreement, the term "Business" shall mean the respective businesses of Globalink and the Company as conducted on the date hereof and as contemplated to be conducted in the future. For purposes of this Agreement, the term "employment" shall include the retention of Employee as an employee, consultant, agent, independent contractor or otherwise. Employee acknowledges that his participation in the conduct of any such Business alone or with any person other than the Company will materially impair the business and prospects of Company. The Noncompetition Period shall mean: the period commencing on the date of the consummation of the Merger (the "Effective Time") and ending (i) in the case of termination of the Employment Agreement by the Company for cause or by Employee for any reason or no reason, three (3) years from the date of such termination, and (ii) in the case of termination of the Consulting Agreement by the Company without cause, the date of such termination, or if later at such time as the Company shall cease any payments under the Employment Agreement to Employee.

------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 2

(b) In addition to and without limiting the foregoing, during the Noncompetition Period, Employee shall not knowingly, nor shall he knowingly attempt to or assist any other person in attempting to solicit for employment or other engagement any director, officer, employee, or agent of the Company or any Affiliate or Successor, or encourage any such person to terminate such relationship with the Company or any Affiliate or Successor.

(c) In addition to and without limiting the foregoing, during the term of the Noncompetition Period, Employee will not, either directly or indirectly, solicit, pursue, call upon or take away, either for himself or for the benefit of any other person or entity, as it relates to the Business of the Company or any Affiliate or Successor, any of the customers of the Company or any Affiliate or Successor, upon whom Employee called or with whom Employee became acquainted during the term of his employment with the Company.

(d) Nothing in this Agreement shall preclude Employee from making passive investments of not more than 5% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934, as amended.

(e) Notwithstanding the foregoing, the Employee shall not be prohibited from acting in any capacity listed in Section 1(a) or Section 1(c) with a competitor of the Company or any Affiliate or any Successor, if the Employee's activities are not provided in connection with the Business of the Company or any Affiliate or any Successor.

2.  Protection of Proprietary Information.  Employee recognizes that the Company
    -------------------------------------
and its Affiliates are engaged in a continuous program of research and development relating to their respective business opportunities, market forecasting, data processing, operating procedures, products, methods, systems, techniques, machinery, tooling, designs, specifications, processes, plans, "know how" and trade secrets, and that the Company and its Affiliates have developed information regarding costs, profits, markets, products, customer lists, tooling, designs, plans for present and future development and expansion into new markets and other proprietary information, which is secret and confidential in nature and is not available to the public, which gives the Company and its Affiliates a special competence in their respective and various fields of endeavor which are otherwise deemed to be proprietary to the Company and/or its Affiliates, all of which have been acquired or developed at considerable expense to the Company and its Affiliates. Employee acknowledges that a relationship of confidence and trust has been developed and will continue to develop between Employee and the Company with respect to information of a confidential or secret nature made known to Employee during the term of Employee's employment with the Company. The information referred to in the preceding two sentences is hereafter collectively referred to as the "Company Information." Employee further recognizes that the Company and its Affiliates have obtained and have access to certain information concerning their respective customers and suppliers which the Company and such Affiliates treat and desire to continue to treat on a confidential basis ("Customer Information") and that Employee during the course of

------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 3
his affiliation with Globalink and during the course of his employment with the Company had and will continue to have access to such Customer Information. Accordingly, Employee agrees that:

(a) Employee shall not disclose, either directly or indirectly, under any circumstances, at any time, any of the Company Information or Customer Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except in connection with the performance of his duties under the Employment Agreement; provided that the Employee shall not be deemed to be in breach of such covenant if Employee makes such disclosure pursuant to a subpoena or final order of a court of competent jurisdiction or other governmental process. If employee is required to make disclosure pursuant to a subpoena or a fund order of a court of competent jurisdiction or other governmental process, Employee shall promptly give written notice to the Company of the request or demand for such disclosure, and (iii) the Company shall be afforded the right to participate at its own expense in objecting to or limiting the nature and scope of such disclosure, and to seek judicial protection available for like material, such as protective orders and sealed records of proceedings. Employee further agrees not to use any of the Company Information or Customer Information for his own benefit or for the benefit of any other person, firm, corporation, association or other entity for any reason or purpose whatsoever.

(b) Employee further agrees that at any time upon the request of the Company, Employee will deliver to the Company all documents and data of any nature pertaining to any Company Information and Customer Information which is in the direct or indirect possession, or under the direct or indirect control, of Employee.

(c) Employee represents that Employee's performance of all the terms of this Agreement does not and will not breach any agreement by which Employee is bound to keep in confidence proprietary information or trade secrets of any other person acquired by Employee in confidence or in trust and Employee agrees not to enter into any agreement either written or oral in conflict herewith.

(d) The obligations of confidentiality and nondisclosure and non-use shall terminate with respect to information which (i) is in the public domain unless there by reason of Employee's improper disclosure or (ii) was disclosed to Employee in good faith by a third party having the right to disclose such information.

3.  Remedies. Employee expressly acknowledges that, in the event that the
    --------
provisions of Section 1 or 2 hereof are breached, the Company will suffer damages incapable of ascertainment and will be irreparably damaged if any provision of such Sections is not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of any provision of said Sections 1 or 2, Employee agrees and consents that, in addition to any and all other remedies available to the Company, an injunction or restraining order or other equitable relief may be issued or ordered by a court of

------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 4
competent jurisdiction restraining any breach of threatened breach of any of such provisions. Employee consents that, for purposes of any action initiated against Employee hereunder, service of process may be effected by certified mail or overnight receipted courier as set forth in Section 7 hereof (unless the Company has knowledge of a change in address, in which case service of process may be effected by such means at such new address) and shall be acceptable and adequate to satisfy the requirement that service of process be served on Employee in connection therewith. All such proceedings may be pursued and such remedies sought and obtained concurrently or consecutively at the election of the Company.

4.  Integral Part of Transaction; Protection of Interests. The Company is
    -----------------------------------------------------
acquiring substantially all of the capital stock of the Company as contemplated by the Merger Agreement, and the undertakings and covenants of the Employee contained in this Agreement are an integral part of the transactions set forth in said Merger Agreement. Employee acknowledges, warrants and agrees that the restrictive covenants contained in Sections 1 and 2 of this Agreement are necessary for the protection of the business investment by the Company in the capital stock of Globalink and the legitimate business interests of the Company and its Affiliates, respectively, and are reasonable in scope and content. Employee further acknowledges and agrees that the territorial, time and other limitations imposed hereunder upon the current and future business activities of Employee are reasonable and properly required for the adequate protection of the business investment by the Company in the capital stock and the business affairs of the Company and its Affiliates, respectively, and in the event any such territorial, time or other limitations are found to be unreasonable by a court of competent jurisdiction, Employee agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation contained in Sections 1 or 2 of this Agreement is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, the Employee agrees that such limitations shall be and remain valid in all other jurisdictions.

5.  Severability.  The parties agree that each provision contained in this
    ------------
Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law (in accordance with the provisions of Section 4, as applicable).

6.  Assignment.  The Company shall have the right to assign this Agreement to
    ----------
its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

7.  Notices.  Any notice or other communication in connection with this
    -------
Agreement shall be deemed to be delivered if in writing (or in the form of a telegram addressed as provided below) and if either (a) actually delivered (electronically or physically) at said address, or


------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 5

(b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:


         If to Employee, to:

         Harry E. Hagerty, Jr.
         4062 Chancery Ct.
         Washington D.C. 20007
         Tel: 202-625-6381

         with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016
         Attn:  David Alan Miller, Esq.
         Tel:  212-818-8661
         Fax: 212-818-8881

         If to the Company to:

         Lernout & Hauspie Speech Products N.V.
         Sint-Krispijnstraat 7
         8900 Ieper, Belgium
         Attn:  Patrick DeSchrijver, Esquire
         Tel:  011-32-57-228888
         Fax:  011-32-57-208489

         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, Massachusetts 02111
         Attn:  Lawrence M. Levy, Esquire
         Tel: 617 856-8200
         Fax: 617 856-8201


------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 6
     and in any case at such other address as the addressee shall have specified by written notice.

8.  Waivers.  No term or condition of this Agreement shall be deemed to have
    -------
been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein.

9.  Modifications.  No modifications of any provisions of this Agreement shall
    -------------
be made unless made in writing and signed by the parties hereto.

10. Governing Law.  This Agreement shall be governed by and construed and
    -------------
enforced in accordance with the laws of The Commonwealth of Massachusetts, except choice of law provisions thereof.

11. Counterparts.  This Agreement may be executed in multiple counterparts, each
    ------------
of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Headings.  The headings of sections and paragraphs herein are included
    --------
solely for convenience of reference and shall not affect the meaning or construction of any of the provisions hereof.


                           [SIGNATURE PAGE TO FOLLOW]


------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 7

    IN WITNESS WHEREOF, the parties hereto, or their duly authorized representatives, have signed, sealed and delivered this Agreement effective as of the day and year first above written.


                                        LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                                        By: _____________________________
                                            Name:
                                            Title:


                                        EMPLOYEE:

                                        _______________________________
                                        Harry E. Hagerty, Jr.



------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                    Page 8

              NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENT

    AGREEMENT entered into as of this 20th day of July, 1998, between LERNOUT & HAUSPIE SPEECH PRODUCTS N.V., a Belgian corporation with its principal place of business in Ieper, Belgium (the "Company"), and John F. McCarthy, III, an individual residing at 6668 Midhill Place, Falls Church, VA 22043 ("Employee").


    WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, the Company has on this day agreed to acquire substantially all of the issued and outstanding capital stock of Globalink, Inc., a Delaware corporation ("Globalink") (the "Merger"); and

    WHEREAS, it was a condition to execution of the Merger Agreement and to consummation of the transactions contemplated therein that this Agreement be entered into; and

    WHEREAS, prior to the Merger, Employee was an executive officer and director of Globalink; and

    WHEREAS, during the course of such affiliations, Employee has become knowledgeable and experienced in one or more aspects of the business of Globalink, and the growth and success of the business of Globalink has been due in part to the services and unique talents of Employee; and

    WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee resulting from Employee's involvement with and knowledge of the business of Globalink, the Company has on this day entered into an Employment Agreement (the "Employment Agreement") with Employee pursuant to which the Company has agreed to retain Employee on the terms and conditions contained therein; and

    WHEREAS, in his capacity as an officer and director of Globalink and as an employee of the Company, Employee has and will continue to have, access to business activities, business plans, personnel, financial status and other confidential and proprietary information including, but not limited to, existing and potential customers, customer information, target market areas, potential and future products, methods, techniques and other information, all of which is of significant value to Company and which is not generally known but is confidential; and

    WHEREAS, both the Company and Globalink currently, and will in the future, develop, distribute and sell products to customers on a worldwide basis; and

    WHEREAS, as a result of Employee's involvement with and knowledge of the business of Globalink and his access to customers of Globalink and related customer information, Employee acknowledges the need for and agrees to impose certain restrictions on the ability of Employee to compete with the Company and/or any of its affiliates in order to preserve the good will of all suppliers and customers having business relations with the Company and/or any affiliates thereof, and to preserve the good will of the Company and/or any affiliate thereof as a going concern, upon the terms and conditions contained in this Agreement.


--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement

    NOW THEREFORE, in consideration of the Merger Agreement, the Consulting Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

1.  Covenant Not To Compete.
    -----------------------

    (a) During the Noncompetition Period as hereinafter defined, Employee shall not, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or assist any competitor of Company or any of its respective affiliates now or hereafter existing (each an "Affiliate" and collectively the "Affiliates") or any successor or assign of Company (each a "Successor"), or engage or attempt to engage in any employment, consultancy or other activity, which consultation, aid, assistance, employment or activity competes directly or indirectly, with the Business of the Company or any Affiliate or any Successor, anywhere in the world. In addition to and without limiting the foregoing, during the Noncompetition Period, Employee shall not knowingly, nor shall he knowingly attempt to, or assist any other person in attempting to, do any of the following as it relates to the Business of Company or any Affiliate or Successor: (i) encourage any customer, client, supplier or other party having a business relationship with the Company or any Affiliate or Successor to terminate or alter such relationship, whether contractual or otherwise, written or oral, with the Company or any Affiliate or Successor, (ii) encourage any prospective customer or supplier not to enter into a business relationship with the Company or any Affiliate or Successor; or (iii) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company or any Affiliate or Successor, and any customer, supplier or other party having a business relationship with the Company or any Affiliate or Successor. For purposes of this Agreement, the term "Business" shall mean the respective businesses of Globalink and the Company as conducted on the date hereof and as contemplated to be conducted in the future. For purposes of this Agreement, the term "employment" shall include the retention of Employee as an employee, consultant, agent, independent contractor or otherwise. Employee acknowledges that his participation in the conduct of any such Business alone or with any person other than the Company will materially impair the business and prospects of Company. The Noncompetition Period shall mean: the period commencing on the date of the consummation of the Merger (the "Effective Time") and ending (i) in the case of termination of the Employment Agreement by the Company for cause or by Employee for any reason or no reason, three (3) years from the date of such termination, and (ii) in the case of termination of the Consulting Agreement by the Company without cause, the date of such termination, or if later at such time as the Company shall cease any payments under the Employment Agreement to Employee.


--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                      Page 2

(b) In addition to and without limiting the foregoing, during the Noncompetition Period, Employee shall not knowingly, nor shall he knowingly attempt to or assist any other person in attempting to solicit for employment or other engagement any director, officer, employee, or agent of the Company or any Affiliate or Successor, or encourage any such person to terminate such relationship with the Company or any Affiliate or Successor.

(c) In addition to and without limiting the foregoing, during the term of the Noncompetition Period, Employee will not, either directly or indirectly, solicit, pursue, call upon or take away, either for himself or for the benefit of any other person or entity, as it relates to the Business of the Company or any Affiliate or Successor, any of the customers of the Company or any Affiliate or Successor, upon whom Employee called or with whom Employee became acquainted during the term of his employment with the Company.

(d) Nothing in this Agreement shall preclude Employee from making passive investments of not more than 5% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934, as amended.

(e) Notwithstanding the foregoing, the Employee shall not be prohibited from acting in any capacity listed in Section 1(a) or Section 1(c) with a competitor of the Company or any Affiliate or any Successor, if the Employee's activities are not provided in connection with the Business of the Company or any Affiliate or any Successor.

2.  Protection of Proprietary Information.  Employee recognizes that the Company
    -------------------------------------
    and its Affiliates are engaged in a continuous program of research and development relating to their respective business opportunities, market forecasting, data processing, operating procedures, products, methods, systems, techniques, machinery, tooling, designs, specifications, processes, plans, "know how" and trade secrets, and that the Company and its Affiliates have developed information regarding costs, profits, markets, products, customer lists, tooling, designs, plans for present and future development and expansion into new markets and other proprietary information, which is secret and confidential in nature and is not available to the public, which gives the Company and its Affiliates a special competence in their respective and various fields of endeavor which are otherwise deemed to be proprietary to the Company and/or its Affiliates, all of which have been acquired or developed at considerable expense to the Company and its Affiliates. Employee acknowledges that a relationship of confidence and trust has been developed and will continue to develop between Employee and the Company with respect to information of a confidential or secret nature made known to Employee during the term of Employee's employment with the Company. The information referred to in the preceding two sentences is hereafter collectively referred to as the "Company Information." Employee further recognizes that the Company and its Affiliates have obtained and have access to certain information concerning their respective customers and suppliers which the Company and such Affiliates treat and desire to continue to treat on a confidential basis ("Customer Information") and that Employee during the course of

--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                      Page 3
his affiliation with Globalink and during the course of his employment with the Company had and will continue to have access to such Customer Information. Accordingly, Employee agrees that:

(a) Employee shall not disclose, either directly or indirectly, under any circumstances, at any time, any of the Company Information or Customer Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except in connection with the performance of his duties under the Employment Agreement; provided that the Employee shall not be deemed to be in breach of such covenant if Employee makes such disclosure pursuant to a subpoena or final order of a court of competent jurisdiction or other governmental process. If employee is required to make disclosure pursuant to a subpoena or a fund order of a court of competent jurisdiction or other governmental process, Employee shall promptly give written notice to the Company of the request or demand for such disclosure, and (iii) the Company shall be afforded the right to participate at its own expense in objecting to or limiting the nature and scope of such disclosure, and to seek judicial protection available for like material, such as protective orders and sealed records of proceedings. Employee further agrees not to use any of the Company Information or Customer Information for his own benefit or for the benefit of any other person, firm, corporation, association or other entity for any reason or purpose whatsoever.

(b) Employee further agrees that at any time upon the request of the Company, Employee will deliver to the Company all documents and data of any nature pertaining to any Company Information and Customer Information which is in the direct or indirect possession, or under the direct or indirect control, of Employee.

(c) Employee represents that Employee's performance of all the terms of this Agreement does not and will not breach any agreement by which Employee is bound to keep in confidence proprietary information or trade secrets of any other person acquired by Employee in confidence or in trust and Employee agrees not to enter into any agreement either written or oral in conflict herewith.

(d) The obligations of confidentiality and nondisclosure and non-use shall terminate with respect to information which (i) is in the public domain unless there by reason of Employee's improper disclosure or (ii) was disclosed to Employee in good faith by a third party having the right to disclose such information.

3.  Remedies. Employee expressly acknowledges that, in the event that the
    --------
    provisions of Section 1 or 2 hereof are breached, the Company will suffer damages incapable of ascertainment and will be irreparably damaged if any provision of such Sections is not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of any provision of said Sections 1 or 2, Employee agrees and consents that, in addition to any and all other remedies available to the Company, an injunction or restraining order or other equitable relief may be issued or ordered by a court of


--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                      Page 4
    competent jurisdiction restraining any breach of threatened breach of any of such provisions. Employee consents that, for purposes of any action initiated against Employee hereunder, service of process may be effected by certified mail or overnight receipted courier as set forth in Section 7 hereof (unless the Company has knowledge of a change in address, in which case service of process may be effected by such means at such new address) and shall be acceptable and adequate to satisfy the requirement that service of process be served on Employee in connection therewith. All such proceedings may be pursued and such remedies sought and obtained concurrently or consecutively at the election of the Company.

4.  Integral Part of Transaction; Protection of Interests. The Company is
    -----------------------------------------------------
    acquiring substantially all of the capital stock of the Company as contemplated by the Merger Agreement, and the undertakings and covenants of the Employee contained in this Agreement are an integral part of the transactions set forth in said Merger Agreement. Employee acknowledges, warrants and agrees that the restrictive covenants contained in Sections 1 and 2 of this Agreement are necessary for the protection of the business investment by the Company in the capital stock of Globalink and the legitimate business interests of the Company and its Affiliates, respectively, and are reasonable in scope and content. Employee further acknowledges and agrees that the territorial, time and other limitations imposed hereunder upon the current and future business activities of Employee are reasonable and properly required for the adequate protection of the business investment by the Company in the capital stock and the business affairs of the Company and its Affiliates, respectively, and in the event any such territorial, time or other limitations are found to be unreasonable by a court of competent jurisdiction, Employee agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation contained in Sections 1 or 2 of this Agreement is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, the Employee agrees that such limitations shall be and remain valid in all other jurisdictions.

5.  Severability.  The parties agree that each provision contained in this
    ------------
    Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law (in accordance with the provisions of Section 4, as applicable).

6.  Assignment.  The Company shall have the right to assign this Agreement to
    ----------
    its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

7.  Notices.  Any notice or other communication in connection with this
    -------
    Agreement shall be deemed to be delivered if in writing (or in the form of a telegram addressed as provided below) and if either (a) actually delivered (electronically or physically) at said address, or

--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                      Page 5

(b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:

         If to Employee, to:

         John F. McCarthy, III
         6668 Midhill Place
         Falls Church, Virginia 22043
         Tel: 703-241-0398

         with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016
         Attn:  David Alan Miller, Esq.
         Tel:  212-818-8661
         Fax: 212-818-8881


         If to the Company to:

         Lernout & Hauspie Speech Products N.V.
         Sint-Krispijnstraat 7
         8900 Ieper, Belgium
         Attn:  Patrick DeSchrijver, Esquire
         Tel:  011-32-57-228888
         Fax:  011-32-57-208489


         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, Massachusetts 02111
         Attn:  Lawrence M. Levy, Esquire
         Tel: 617 856-8200
         Fax: 617 856-8201



--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                      Page 6
    and in any case at such other address as the addressee shall have specified by written notice.

8.  Waivers.  No term or condition of this Agreement shall be deemed to have
    -------
    been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein.

9.  Modifications.  No modifications of any provisions of this Agreement shall
    -------------
    be made unless made in writing and signed by the parties hereto.

10. Governing Law.  This Agreement shall be governed by and construed and
    -------------
    enforced in accordance with the laws of The Commonwealth of Massachusetts, except choice of law provisions thereof.

11. Counterparts.  This Agreement may be executed in multiple counterparts, each
    ------------
    of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Headings.  The headings of sections and paragraphs herein are included
    --------
    solely for convenience of reference and shall not affect the meaning or construction of any of the provisions hereof.


                           [SIGNATURE PAGE TO FOLLOW]



--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                      Page 7

    IN WITNESS WHEREOF, the parties hereto, or their duly authorized representatives, have signed, sealed and delivered this Agreement effective as of the day and year first above written.


                                                 LERNOUT & HAUSPIE SPEECH
                                                 PRODUCTS N.V.


                                                 By: ___________________________
                                                 Name:
                                                 Title:


                                                 EMPLOYEE:

                                                 _______________________________
                                                 John F. McCarthy, III


--------------------------------------------------------------------------------
Noncompetition and Proprietary Information Agreement                      Page 8

                                                                       EXHIBIT F



                                 July 1, 1998

Lernout & Hauspie Speech Products N.V.
Attention:  Mr. Gaston Bastiaens, President
Sint-Krispijnstraat 7
8900 Ieper
Belgium

Dear Mr. Bastiaens:

     In order to allow you to evaluate the possible acquisition (the "Proposed Acquisition") of Globalink, Inc. ("Company") by Lernout & Hauspie Speech Products N.V. ("L&H") we will deliver to you, upon your execution and delivery to us of this letter agreement, certain information about the properties, customers and operations of the Company. All information about the Company furnished by us or our affiliates, or our respective directors, officers, employees, agents or controlling persons (such affiliates and other persons collectively referred to herein as "Representatives"), whether furnished before or after the date hereof, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information". Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (b) was available to you on a nonconfidential basis prior to its disclosure by us, or (c) becomes available to you on a nonconfidential basis from a person other than us who is not otherwise prohibited from transmitting the information to you. As used in this letter, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

     Unless otherwise agreed to in writing to us, you agree (a) except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than those employed by you or on your behalf who are actively and directly participating in the evaluation of the Proposed Acquisition or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Acquisition and to cause those persons to observe the terms of this letter agreement, and
(b) not to use Proprietary Information for any purpose other than in connection with the consummation of the Proposed Acquisition in a manner which we have approved. In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, you agree that you will provide us with prompt notice of such request(s) to enable us to seek an appropriate protective order.

     Unless otherwise required by law, neither you nor your Representatives will, without the prior written consent of the Company, disclose to any person (other than

Mr. Gaston Bastiaens, President
July 1, 1998
Page 2

those actively and directly participating in the Proposed Acquisition) any information about the Proposed Acquisition, or the terms, conditions or other facts relating thereto, including the fact that discussions are taking place with respect thereto or the status thereof, or the fact that the Proprietary Information has been made available to you or your Representatives. If any party is required by law to make any such disclosure, it shall provide the Company with a reasonable opportunity to review and comment on such information prior to disclosure.

     If you determine that you do not wish to proceed with the Proposed Acquisition, you will promptly advise us of that decision. In that case, or in the event that the Proposed Acquisition is not consummated by us, you will, upon our request, promptly deliver to us all of the Proprietary Information, including all copies, reproductions, summaries, analysis or extracts thereof or based thereon in your possession or in the possession of any of your Representatives.

     Although the Proprietary Information contains information which we believe to be relevant for the purpose of your evaluation of the Proposed Acquisition, we do not make any representation or warranty as to the accuracy or completeness of the Proprietary Information. Neither we, our affiliates, nor any of our respective officers, directors, employees, agents or controlling persons with in the meaning of Section 20 of the Exchange Act shall have any liability to you or any of your Representatives relating to or arising from the use of the Proprietary Information.

     You agree for a period of one year from the date of this letter that you will not, directly or indirectly, either on your behalf or on behalf of any other person or entity, solicit, induce or encourage any employee of the Company to leave his or her employment, or hire or attempt to hire any former employee employed by the Company within the 45-day period prior to the date hereof; provided, however, that nothing herein shall prohibit you from hiring an employee of the Company who seeks employment with you on an unsolicited basis. For the purposes of this paragraph, "unsolicited" shall mean that no officer, director, employee or agent of L&H or any affiliate of L&H initiated any contact with any such employee relating to the employment of such employee by L&H or any affiliate of L&H while such employee was employed by the Company.

     Without prejudice to the rights and remedies otherwise available to any party hereto, each party shall be entitled to equitable relief by way of injunction if the other or any such party's Representatives breach or threaten to breach any of the provisions of this letter agreement.

     It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Mr. Gaston Bastiaens, President
July 1, 1998
Page 3

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                              Very truly yours,

                              GLOBALINK, INC.


                              By:__________________________
                                  Name:
                                  Title:

Accepted and Agreed as
of the date first written above:

LERNOUT & HAUSPIE SPEECH
PRODUCTS N.V.


By:___________________________
   Patrick De Schrijver,
   Senior Vice President and Corporate Counsel

                                                                       EXHIBIT G


                          Opinion of Company's Counsel
                          ----------------------------

     It is our opinion that:

     1. The Company is a corporation duly incorporated, existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and to conduct its business as presently conducted.

     2. The Company has the corporate power and authority to enter into the Agreement and Plan of Merger by and among _______________, _____________ and ________________, dated July ___, 1998 (the "Agreement"), the Option Agreement and the Certificate of Merger (collectively, the "Transaction Documents") and to perform its obligations thereunder. The execution and delivery by the Company of each of the Transaction Documents have been duly authorized by all necessary corporate action, including, with regard to the Agreement, stockholder action, on the part of the Company, and each Transaction Document has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3. The authorized capital stock of the Company consists of (i) 250,000 shares of preferred stock, $.01 par value, of which, based solely upon our review of the Company's records, _____ shares, designated as Series A-2 Preferred Stock, are issued and outstanding, and (ii) 20,000,000 shares of common stock, $.01 par value, of which, based solely on a certificate of the Company's transfer agent, _____ shares were issued and outstanding at the close of business on __________ and no shares are held in the treasury of the Company. All such outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

     4. Except as disclosed in the Agreement, the Company Disclosure Schedule or any supplement to the Company Disclosure Schedule, the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby will not (i) constitute a breach or violation of the Charter or Bylaws of the Company, or (ii) to our knowledge, constitute a material breach or violation of any provision of any contract or agreement (a) listed in the Company Disclosure Schedule or (b) attached as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 or any subsequent Company SEC filings prior to the effective date, to which the Company is a party or by which the Company is bound (the "Material Contracts"), or give rise to a right of termination of any such Material Contract under the terms thereof, which breach or violation would have a Company Material Adverse Effect. To our knowledge, the Company is not a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority which would restrict or interfere with the performance by the Company of its obligations under the Agreement.

     5. All authorizations, consents and approvals of all United States federal and state governmental agencies required to be obtained by the Company in order to permit the Company to consummate the Merger and the other transactions contemplated by the Agreement on the part of the Company have been obtained, except for (i) the filing and acceptance of the Certificate of Merger with the Delaware Secretary of State, and (ii) authorizations, consents and approvals which if not obtained would not have a Company Material Adverse Effect.

     6. Assuming that the Acquisition Subsidiary has complied with all relevant provisions of the Delaware General Corporation Law (the "DGCL"), upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective under the DGCL.

     7. The Prospectus/Proxy Statement complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and with the rules and regulations of the SEC thereunder, it being understood that we do not express any opinion with respect to the operating statistics, financial statements, financial schedules and other financial and statistical data included therein, or any information relating to or furnished by the Parent or Acquisition Subsidiary.

     8. To our knowledge, except as set forth in the Agreement, the Company Disclosure Schedule or any supplement to the Company Disclosure Schedule and as contemplated by the Agreement, there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) restrictions on the transfer of the Company's capital stock (other than those imposed by relevant state and federal securities laws), (iv) special voting rights with respect to the capital stock of the Company, or (v) stock appreciation, phantom stock or similar rights granted by the Company.

     9. To our knowledge, except as disclosed in the Company Disclosure Schedule or any supplement to the Company Disclosure Schedule, there are no claims, actions, suits, arbitrations, proceedings, or investigations pending (or, to our knowledge, overtly threatened in writing) against the Company and there are no outstanding court orders, court decrees, or court stipulations to which the Company is a party or by which any of its assets are bound, any of which if adversely determined would (a) materially restrict or interfere with the Agreement, the Merger or the transactions contemplated by the Agreement and the Transaction Documents, (b) materially restrict the present business properties, operations, assets, revenues or condition (financial or otherwise) of the Company, or (c) have a Company Material Adverse Effect. To our knowledge, the Company is not a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority which would restrict or interfere with the performance by the Company of its obligations under the Agreement.

     10. [To our knowledge, the Company has filed with the SEC all forms, statements, reports and documents ( including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act and the respective rules and regulations thereunder (the "SEC Filings"), all of which complied as to form in all material respects with all applicable requirements of said Acts and the rules and regulations thereunder, it being understood that we do not express any opinion with respect to the operating statistics, financial statements, financial schedules and other financial and statistical data included therein.]

     The following paragraph may be in the form of a confirmation in the Opinion Letter and not a numbered opinion:

     We have participated in conferences with officers and other representatives of the Company and representatives of Grant Thornton, LLP, the independent public accountants for the Company, at which conferences we made inquiries of such representatives of the Company and the representatives of the Company's independent public accountants, and discussed the contents of the Registration Statement and the Prospectus/Proxy Statement and related matters and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus/Proxy Statement, on the basis of the foregoing, and solely with respect to the Company, no facts have come to our attention which have caused us to believe that the Registration Statement as of its effective date under the Securities Act, or as of ________, the meeting date of the stockholders of the Company (the "Meeting Date"), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made, not misleading, or that the Prospectus/Proxy Statement, as of its mailing date to the stockholders of the Company or as of the Meeting Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, it being understood that we do not express any opinion or confirmation with respect to the operating statistics, financial statements, financial schedules and other financial and statistical data included in the Registration Statement, or any information concerning or furnished by the Parent or the Acquisition Subsidiary.

     Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Agreement.

                                                                       EXHIBIT H


                        Opinion of Parent's U.S. Counsel
                        --------------------------------

     It is our opinion that:

     1. The Acquisition Subsidiary is a corporation duly incorporated, existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and to conduct its business as presently conducted.

     2. Assuming that (a) the Parent has the corporate power and authority to enter into the Transaction Documents to which it is a party (the "Parent Transaction Documents") and to perform its obligations thereunder, and (b) the execution and delivery by the Parent of each of the Parent Transaction Documents have been duly authorized by all necessary corporate action on the part of the Parent, (c) each Transaction Document has been duly executed and delivered by the Parent, and (d) the application of Delaware law, the Agreement constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

     3. The Acquisition Subsidiary has the corporate power and authority to enter into the Agreement and the Certificate of Merger (the "Subsidiary Transaction Documents") and to perform its obligations thereunder. The execution and delivery by the Acquisition Subsidiary of the Subsidiary Translation Documents have been duly authorized by all necessary corporate action on the part of the Acquisition Subsidiary, and each of the Subsidiary Transaction Documents has been duly executed and delivered by the Acquisition Subsidiary and constitutes the legal, valid and binding obligation of the Acquisition Subsidiary, enforceable against the Acquisition Subsidiary in accordance with its terms.

     4. Except as disclosed in the Agreement, any schedule to the Agreement or any supplement to any schedule to the Agreement, the execution and delivery by the Parent of the Parent Transaction Documents and the consummation by the Parent of the transactions contemplated thereby will not, to our knowledge, result in a material breach or violation of any provision of any contract or agreement attached (or incorporated by reference) to the Parent's Annual Report on Form 20-F for the fiscal year ended December 31, 1997 or any subsequent Parent SEC filings prior to the Effective Date, or give rise to a right of termination of any such contract under the terms thereof.

     5. Except as disclosed in the Agreement, any schedule to the Agreement or any supplement to any schedule to the Agreement, the execution and delivery by the Acquisition Subsidiary of the Subsidiary Transaction Documents and the consummation by the Acquisition Subsidiary of the transactions contemplated thereby will not result in (i) a breach or violation of any of the terms or provisions of or constitute a default under the Certificate of Incorporation or Bylaws of the Acquisition Subsidiary, or (ii) to our knowledge, a breach or violation of any provision of any material contract or agreement to which the Acquisition Subsidiary is a party, or give rise to a right of termination of any such contract or agreement under the terms thereof.

     6. All authorizations, consents and approvals of all United States federal, state and local governmental agencies required in order to permit the consummation of the Merger and the other transactions contemplated by the Parent Transaction Documents and the Subsidiary Transaction Documents have been obtained, except for (i) the filing and acceptance of the Certificate of Merger with the Delaware Secretary of State, and (ii) authorizations, consents and approvals which if not obtained would not have a Parent Material Adverse Effect.

     7. Assuming that the Company has complied with all relevant provisions of the DGCL, upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective under Delaware law.

     8. The Prospectus/Proxy Statement complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and with the rules and regulations of the SEC thereunder, it being understood that we do not express any opinion with respect to the operating statistics, financial statements, financial schedules and other financial and statistical data included therein, or any information relating to or furnished by the Company.

     9. The Registration Statement has become effective under the Securities Act and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.

     10. To our knowledge, except as disclosed in the Agreement, the Parent Disclosure Schedule or any supplement to the Parent Disclosure Schedule there are no claims, actions, suits, arbitrations, proceedings, or investigations pending (or, to our knowledge, overtly threatened in writing) against the Parent or any of its United States subsidiaries and there are no outstanding United States court orders, court decrees, or court stipulations to which the Parent or any of its United States subsidiaries is a party or by which any of their assets are bound, any of which if adversely determined would (a) materially restrict or interfere with the Agreement or any transaction contemplated thereby, (b) materially restrict the present consolidated business properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Parent or any of its United States subsidiaries, or (c) individually or in the aggregate, have a Parent Material Adverse Effect, or materially impair or preclude the Parent's or the Acquisition Subsidiary's ability to consummate the Merger or the transactions contemplated by the Agreement. To our knowledge, neither the Parent nor any of its subsidiaries is a party to, or expressly bound by, any judgment, injunction or decree of any United States federal or state court or United States governmental authority which would restrict or interfere with the performance by the Parent of its obligations under the Parent Transaction Documents.

The following paragraph will be in the form of a confirmation in the Opinion Letter and not a numbered opinion:

     We have participated in conferences with [_________] of the Parent, and other representatives of the Parent, representatives of KPMG Bedrijfsrevisoren, the independent public accountants for the Parent, and representatives of Loeff Claeys Verbeke, the parent's Belgian legal counsel, at which conferences we made inquiries of such representatives of the Parent, and the representatives of the Parent's independent public accountants and the Parent's Belgian legal counsel, and discussed the contents of the Registration Statement and the Prospectus/Proxy Statement (including Parent documents incorporated therein by reference, if any the "Registration Statement" and the "Prospectus/Proxy Statement") and related matters and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus/Proxy Statement, on the basis of the foregoing, and solely with respect to the Parent and the Acquisition Subsidiary, no facts have come to our attention which cause us to believe that the Registration Statement as of its effective date under the Securities Act, and as of [______________], the meeting date of the stockholders of the Company (the "Meeting Date"), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus/Proxy Statement, as of its mailing date to the stockholders of the Company, and as of the Meeting Date, included, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, it being understood that we do not express any opinion or confirmation with respect to the operating statistics, financial statements, financial schedules and other financial and statistical data included therein, or any information concerning or furnished by the Company.

     Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Agreement.

                                                                       EXHIBIT I

                      Opinion of Parent's Belgian Counsel
                      -----------------------------------

     It is our opinion that:

     1. The Parent is a corporation duly incorporated, existing and in good standing under the laws of Belgium, with the corporate power and authority to own or lease its properties and to conduct its business as to our knowledge presently conducted .

     2. The Parent has the corporate power and authority to enter into the Transaction Documents to which it is a party (the "Parent Transaction Documents") and to perform its obligations thereunder. The execution and delivery by the Parent of each of the Parent Transaction Documents have been duly authorized by all necessary corporate action on the part of the Parent, and each Parent Transaction Document has been duly executed and delivered by the Parent. To the extent that the Agreement is governed by Belgium law, it constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

     3. Except as disclosed in the Agreement, the execution and delivery by the Parent of the Parent Transaction Documents and the consummation by the Parent of the transactions contemplated thereby will not result in (i) a breach or violation of any of the terms or provisions of or constitute a default under the Restated Articles of Incorporation of the Parent, (ii) to our knowledge, a breach or violation of any provision of any contract or agreement attached (or incorporated by reference) as an exhibit to the Parent's Annual Report on Form 20-F for the fiscal year ended December 31, 1997 or any subsequent Parent SEC filings prior to the Effective Date, or (iii) give rise to a right of termination of any such contract, which breach, violation or right would have a material adverse affect on the business properties, operations, assets, revenues or condition (financial or otherwise) of the Parent and its Belgian subsidiaries, taken as a whole (a "Belgian Material Adverse Effect"). To our knowledge, neither the Parent nor any Subsidiary is a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority in Belgium or the European Association of Securities Dealers Automated Quotation System ("EASDAQ") which would restrict or interfere with the performance by the Parent of its obligations under the Parent Transaction Documents and which would have a Belgian Material Adverse Effect.

     4. The execution and delivery by the Parent of the Parent Transaction Documents and the consummation by the Parent of the transactions contemplated thereby do not violate any provision of Belgian federal, state or local statutory law or regulation, or the rules and regulation of EASDAQ, which violation would have a Belgian Material Adverse Effect.

     5. All authorizations, consents and approvals of all Belgian federal, state and local governmental agencies and EASDAQ required in order to permit the consummation of the transactions contemplated by the Parent Transaction Documents have been obtained.

     6. To our knowledge, except as disclosed in the Agreement, any schedule to the Agreement or any supplemental schedule to the Agreement, there are no claims, actions, suits, arbitrations, proceedings, or investigations pending (or, to our knowledge, overtly threatened in writing) against the Parent or any of its subsidiaries and there are no outstanding Belgian court orders, court decrees, or court stipulations to which the Parent or any of its subsidiaries is a party or by which any of its assets are bound, any of which if adversely determined are to our knowledge reasonably likely to (a) materially restrict or interfere with the Parent Transaction Documents or any transaction contemplated thereby, (b) materially restrict the present consolidated business properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Parent and its subsidiaries on a consolidated basis, (c) individually or in the aggregate, have a Belgian Material Adverse Effect or materially impair or preclude the Parent's ability to consummate the transactions contemplated by the Parent Transaction Documents. To our knowledge, neither the Parent nor any Subsidiary is a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority in Belgium that would restrict or interfere with the performance by the Parent of its obligations under the Parent Transaction Documents or that would have a Belgian Material Adverse Effect.

7. All of the Merger Shares will be, when issued in accordance with the Agreement, duly authorized, validly issued, fully paid and nonassessable, and no preemptive rights of, or rights of refusal in favor of, any stockholder of Parent exists with respect to the Merger Shares pursuant to the Restated Articles of Incorporation of the Parent that have not been waived, and, to our knowledge, there are no contractual preemptive rights that have not been waived, or rights of first refusal or rights of co-sale that exist with respect to the issuance and sale of the Merger Shares pursuant to the terms of the Agreement. The Merger Shares will, when issued, be freely tradable without restriction under applicable Belgian law.

     Capitalized terms used herein but to defined have the meanings ascribed to such terms in the Agreement.